EXHIBIT - 10(j)

TRANSFER AGREEMENT


By and Among


EMPIRE INSURANCE COMPANY

ALLCITY INSURANCE COMPANY

CENTURION INSURANCE COMPANY

TOWER RISK MANAGEMENT CORP.

and

TOWER INSURANCE COMPANY OF NEW YORK


Dated as of February 28, 2001



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TRANSFER AGREEMENT
This TRANSFER AGREEMENT (this "Agreement"), dated as of February 28, 2001, is entered into by and among Empire Insurance Company ("Empire"), a New York domestic stock property/casualty company, Allcity Insurance Company ("Allcity"), a New York domestic stock property/casualty company and a subsidiary of Empire, Centurion Insurance Company ("Centurion"), a New York domestic stock property/casualty company and a wholly-owned subsidiary of Empire (Empire, Allcity and Centurion, individually, a "Transferor" and collectively, the "Transferors"), Tower Insurance
Company of New York ("Tower Insurance"), a New York domestic stock property/casualty insurance company, and Tower Risk Management Corp. ("Tower Risk"), a licensed insurance agent in the State of New York
(Tower Insurance and Tower Risk, individually, a "Transferee" and collectively, the "Transferees").

RECITALS:
WHEREAS, subject to the terms and conditions set forth herein, Transferors desire to (i) non-renew all Insurance Contracts (as defined below) that can be non-renewed by Transferors prior to August 1, 2001 (the "Non-Renewal Cutoff Date"), (ii) transfer to Transferees all of Transferors' obligations to renew Insurance Contracts that cannot be non-renewed by Transferors prior to the Non-Renewal Cutoff Date, and
(iii) facilitate the replacement of substantially all Insurance Contracts by Replacement Contracts (as defined below) issued by Transferees; and

WHEREAS, subject to the terms and conditions set forth herein, Transferees desire to (i) issue Replacement Contracts in replacement of substantially all of the Insurance Contracts, (ii) assume Transferors' obligations to renew Insurance Contracts that Transferors are unable to non-renew prior to the Non-Renewal Cutoff Date, and (iii) appoint Transferors' producers associated with the Insurance Contracts for Schedule A Policies and Schedule C Policies (as defined below) as producers of Transferees;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby and thereby, the parties hereto do hereby agree as follows:

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ARTICLE I

DEFINITIONS

Section I.1	Definitions.  The following terms, when used in this Agreement, shall have the meanings set forth herein. The terms defined below shall be deemed to refer to the singular or plural as the context requires.

"Affiliate" of any Person shall mean another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

"Agreement" shall mean this Transfer Agreement.

"Applicable Law" shall mean any applicable order, law, statute, regulation, rule, pronouncement, ordinance, bulletin, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective businesses, properties or assets.

"Books and Records" shall mean, without limitation, the originals or copies of all contracts, instruments, filings, customer lists, data and databases (including, without limitation, data relating to customer renewals and contract expirations and information concerning customer identities, customer performance, marketing and rating methodology), lists of all agents and brokers, administrative and pricing manuals, records (including, without limitation, claim records, sales records, underwriting records, financial records, compliance records and tax records), and other materials relating to the Insurance Contracts, whether or not (i) in the possession of Transferors or their Affiliates or (ii) stored in hardcopy form or on magnetic, optical or other media.

"Business" shall mean the business conducted by Transferors in marketing, issuing and administering the Insurance Contracts.

"Business Customer" shall mean any customer of the Business.

"Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are permitted or obligated by law to be closed for regular banking business.

"Closing" shall have the meaning set forth in Section 2.4.

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"Closing Date" shall have the meaning set forth in Section 2.4.

"Damages" shall mean any and all monetary damages, liabilities, fines, fees, penalties, interest obligations, deficiencies, losses, costs and/or expenses (including reasonable fees and expenses of attorneys, accountants, actuaries and other experts).

"Department" shall mean the New York Insurance Department.

"Employee" or "Employees" shall have the meaning set forth in
Section 5.10.

"First Payment" shall have the meaning set forth in Section 2.2(c).

"First Year Premium" shall mean all premiums, fees and other amounts payable to the issuer of a Replacement Contract with respect to the first twelve (12) months that such Replacement Contract is in force.

"Governmental Entity" shall mean any foreign, domestic, federal, territorial, state or local U.S. or non-U.S. governmental authority, quasi-governmental authority, instrumentality, court or government, self-regulatory organization, commission, tribunal or organization or any political or other subdivision, department, branch or representative of any of the foregoing.

"Indemnified Party" shall have the meaning set forth in Section
6.3(a).

"Indemnifying Party" shall have the meaning set forth in Section
6.3(a).

"Initial Filings" shall mean those rate and form filings described on Schedule 1.1(e).

"Insurance Contract" shall mean any policy, contract, endorsement, rider or similar instrument or agreement of the kind described on Schedules 1.1(a), 1.1(b) or 1.1(c), issued at any time by Transferors that has not expired or otherwise terminated on or prior to the Closing Date.

"Insurer Affiliate" shall mean an Affiliate that is an insurance company.

"Knowledge" as to any of the Transferors or Transferees, shall mean the actual knowledge after due inquiry of any executive officer or director of any Transferor or Transferee, as applicable.

"Liability" or "Liabilities" shall mean any liability, obligation, expense, claim or cause of action (of any kind or nature whatsoever, whether absolute, accrued, contingent or other, and whether known or unknown) of a Person.

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"Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, adverse claim (whether pending or, to the Knowledge of the Person against whom the adverse claim is being asserted, threatened) or restriction of any kind affecting title or resulting in an encumbrance against property, real or personal, tangible or intangible, or a security interest of any kind, including, without limitation, any conditional sale or other title retention agreement, any right of first refusal, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute) of any jurisdiction (other than a financing statement which is filed or given solely to protect the interest of a lessor).

"Material Adverse Effect" shall mean a material adverse effect on the liabilities, results of operation or condition (financial or otherwise) of a Person or its business; provided, however, that the following shall be excluded from the definition of Material Adverse Effect and from any determination as to whether a Material Adverse Effect has occurred or may occur: (i) the effects of changes affecting the property and casualty insurance industry generally; and (ii) any adverse change resulting from the announcement of the transactions contemplated by this Agreement or the identity of Transferees.

"Non-Renewal Cutoff Date" shall have the meaning set forth in the Recitals hereto.

"Non-Replaced Contract" shall mean any Insurance Contract with respect to which either (i) Transferees elect not to offer a Replacement Contract in accordance with Section 2.3(a) of this Agreement or (ii) the owner thereof elects to have such Insurance Contract renewed by Transferors or replaced by another insurer in lieu of purchasing a Replacement Contract.

"Offeree" shall have the meaning set forth in Section 2.3(c).

"Permit" shall have the meaning set forth in Section 3.6(b).

"Person" shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, trust, joint venture, labor union, estate, unincorporated organization or other entity.

"Producers" shall mean each agent, broker and other producer that is (i) appointed as such by Transferors as of the Closing Date,
(ii) involved in the marketing, sale or distribution of Insurance Contracts, or (iii) terminated by Transferors prior to the Closing Date but still associated with active Insurance Contracts.

"Replacement Business" shall mean the business conducted by Transferees in marketing, issuing, renewing and administering the Replacement Contracts.

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"Replacement Contract" shall mean any policy, contract, endorsement, rider or similar instrument or agreement issued or caused to be issued by Transferees or any Affiliate thereof in replacement of an Insurance Contract or issued to a Business Customer within twelve
(12) months after the expiration, non-renewal, cancellation or other termination of an Insurance Contract.

"Representative" shall mean, with respect to any Person, such Person's officers, directors, employees, affiliates, agents and representatives (including, without limitation, any investment banker, financial advisor, accountant, actuary, appraiser, analyst, consultant, legal counsel, agent, representative or expert retained by or acting on behalf of such Person or any of its subsidiaries).

"Revised Filings" shall mean those rate and form filings described on
Schedule 1.1(f).

"Schedule A Policies" shall mean those Insurance Contracts issued by Transferors of the kinds listed on Schedule 1.1(a).

"Schedule B Policies" shall mean those Insurance Contracts issued by Transferors of the kinds listed on Schedule 1.1(b).

"Schedule C Policies" shall mean those Insurance Contracts issued by Transferors of the kinds listed on Schedule 1.1(c).

"Signing Payment" shall have the meaning set forth in Section 2.2(a).

"Taxes" shall mean all taxes, charges, duties, fees, levies or other similar assessments or Liabilities, including, without limitation, all net and gross income, gross receipts, ad valorem, premium, excise, real property, personal property, windfall profit, sales, use, transfer, license, withholding, employment, payroll, profit, estimated, severance, stamp, occupation, value added, registration, environmental, workers compensation, social security and franchise taxes imposed by the United States Internal Revenue Service or any taxing authority (whether domestic or foreign, including, without limitation, any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)); and such term shall include any interest, fines, penalties, assessments or additions to tax relating to, resulting from, attributable to, or incurred in connection with any such tax or any contest or dispute thereof.

"Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendments thereof.

"Termination Date" shall mean the date upon which this Agreement is terminated pursuant to Section 10.1.

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"Third-party Claim" shall have the meaning set forth in Section 6.3(a).

"Transferee" and "Transferees" shall have the meanings set forth in the introduction to this Agreement.

"Transferee Indemnitees" shall mean Transferees, any Affiliates of Transferees, and any officers, directors, employees, agents or other representatives of Transferees or of any Affiliate of Transferees.

"Transferor" and "Transferors" shall have the meanings set forth in the introduction to this Agreement.

"Transferor Indemnitees" shall mean Transferors, any Affiliates of Transferors, and any officers, directors, employees, agents or other representatives of Transferors or of any Affiliate of Transferors.

"Transfer Order" shall have the meaning set forth in Section 9.4.

"Transferred Employee" shall have the meaning set forth in Section
5.10.

"Withdrawal Plan" shall mean the filing that must be submitted to the Department pursuant to Section 3425 of the New York Insurance Law and New York Insurance Regulation 154 in connection with Transferors' cessation of writing and issuing the Schedule A Policies and the Schedule C Policies.

Section 1.2	Interpretation.  The parties hereto have participated
jointly in the negotiation and drafting of this Agreement. Consequently, in the event that an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 1.3	References.  When a reference is made in this Agreement
to a Section or ARTICLE, such reference shall be to a section or article of this Agreement unless otherwise clearly indicated to the contrary. Whenever the words "include," "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The meaning assigned to each term used in this Agreement shall be equally applicable to both the singular and the plural forms of such term, and words denoting any gender shall include all genders. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

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ARTICLE II


ASSIGNMENT AND REPLACEMENT

Section 2.1	Replacement; Assignment and Assumption of Renewal
Obligations. Subject to the terms and conditions, and in reliance upon the representations and warranties, set forth in this Agreement,
(i) Transferors agree to use commercially reasonable efforts to assist Transferees, and Transferees desire that Transferors provide such assistance, to cause all Business Customers to replace their Insurance Contracts with Replacement Contracts and (ii) Transferees agree to assume from Transferors, and Transferors agree to assign to Transferees, all of Transferors' obligations to renew (or refrain from non-renewing) any and all Insurance Contracts with respect to which a Replacement Contract is issued.

Section 2.2	Consideration.

(a)	On the date hereof, Transferees shall pay to Transferors, and
Transferors shall accept and acknowledge receipt from Transferees of, an amount equal to $150,000 (the "Signing Payment") representing an advance payment of fees payable by Transferees pursuant to Section 2.2(b) and (c) below.

(b)	Transferees shall pay to Transferors, in respect of each
Replacement Contract that is issued (including, without limitation, Replacement Contracts issued in accordance with Section 2.3(a) or 2.3(e) of this Agreement), a one time fee equal to three percent
(3%) of the First Year Premium of such Replacement Contract collected by or on behalf of any Transferee at any time. Such fee shall be paid in accordance with Section 2.2(c) below.

(c)	Within forty-five (45) calendar days after the last day of the calendar quarter of the date of this Agreement, Transferees shall pay to Transferors an amount of cash equal to three percent (3%) of the First Year Premiums collected by or on behalf of any Transferee during that calendar quarter (the "First Payment"), less the Signing Payment.
If the Signing Payment is greater than the First Payment, then no actual payment is required, and the amount by which the Signing Payment exceeds the First Payment shall be applied toward payments due in each succeeding calendar quarter until such excess has been eliminated. Within forty
- -five (45) calendar days after the final day of each succeeding calendar quarter, Transferees shall pay to Transferors an amount of cash equal to three (3%) of the First Year Premiums collected by or on behalf of any Transferee during such calendar quarter.

(d)	All payments pursuant to this Section 2.2 shall be paid by
Transferees to an account of Empire designated by Transferors for the benefit of the applicable Transferor, by wire transfer of immediately available funds.

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(e)	At or prior to the time each payment under Section 2.2(c) is made,
Transferees shall provide to Transferors quarterly statements providing information reasonably sufficient to calculate the amount of such payments, including, without limitation, the number of Replacement Policies issued during that quarter and the amount of First Year Premium written and collected during that quarter. Such quarterly statements shall be (i) in a form reasonably satisfactory to Transferors, (ii) certified as accurate and complete and (iii) executed by an executive officer of Transferees.

(f)	Upon reasonable notice and during normal business hours,
Transferors shall be entitled to review and audit any and all books and records of Transferees or its Affiliates (i) used in preparation of the quarterly statements described in Section 2.2(e) above and/or
(ii) relating to issuance of Replacement Contracts (including, without limitation, with respect to Offerees (as defined below), policies issued, and terms thereof) and calculation of First Year Premium.

Section 2.3	Issuance of Replacement Policies.

(a)	As promptly as practicable following the Closing Date,
Transferees shall offer to sell Replacement Contracts to all Persons who hold Insurance Contracts (subject to Section 2.3(b) below). Notwithstanding anything in this Agreement to the contrary, Transferees' obligations under this Section 2.3(a) shall commence on the Closing Date and continue until such time as Transferors are no longer obligated under Applicable Law (including without limitation Section 3425 of the New York Insurance Law) and the terms of such Insurance Contracts to keep such Insurance Contracts in force. All such Replacement Contracts offered pursuant to Section 2.3(b)(i) below shall have terms (including without limitation scope of coverage, exclusions, conditions, termination and premium) no less favorable to the holder thereof than the Insurance Contracts, subject to the Initial Filings and the Revised Filings. Transferees shall issue such Replacement Contracts to any offeree thereof subject to the subsequent collection of the premium therefore and the satisfaction of conditions to issuance specified in such Replacement Contracts, which conditions shall be no less favorable to the policyholder than the conditions to issuance contained within the Insurance Contracts being replaced, subject to the Initial Filings and the Revised Filings.

(b)	Transferees shall be obligated to offer and sell Replacement
Contracts in accordance with Section 2.3(a) above only with respect to the following Insurance Contracts:

(i)	one hundred percent (100%) of the following Insurance Contracts:
all Schedule A Policies and Schedule C Policies that Transferors are precluded by Applicable Law (including without limitation Section 3425 of the New York Insurance Law) from non-renewing prior to the Non-Renewal Cutoff Date (it being understood and agreed that Transferees' obligations to offer and sell Replacement Contracts with respect to such Insurance Contracts shall continue after the Non-Renewal Cutoff Date in accordance with the second sentence of Section 2.3(a) above);

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(ii)	at least ninety-five percent (95%) of all Schedule A Policies
(including without limitation both those Schedule A Policies described in clause (i) above and those Schedule A Policies that Transferors are permitted to non-renew prior to the Non-Renewal Cutoff Date under Applicable Law); and

(iii)	at least fifty percent (50%) of all Schedule B Policies.

(c)	Transferees shall not be obligated to issue any Replacement
Contract to any offeree under Section 2.3(a) above (each, an "Offeree") that rejects Transferees' offer to sell such Offeree a Replacement Contract. Notwithstanding the foregoing, Transferees shall continue to offer to sell Replacement Contracts in accordance with Section 2.3(a) above to any such Offeree so long as Transferors are obligated under Applicable Law (including without limitation Section 3425 of the New
York Insurance Law) and the terms of such Offeree's Insurance Contract(s) to keep such Offeree's Insurance Contract(s) in force. The parties hereto shall use commercially reasonable efforts to cause any such Offeree to accept Transferees' offer described above.

(d)	Transferees shall not be obligated to issue any Replacement
Contract to any Offeree that fails to meet the conditions for issuance of a Replacement Contract (which conditions shall be as limited by Section 2.3(a) above). Notwithstanding the foregoing, Transferees shall issue Replacement Contracts to any such Offeree that subsequently satisfies such conditions for issuance. The parties hereto shall use commercially reasonable efforts to assist any such Offeree to meet such conditions of issuance.

(e)	Nothing in this Agreement shall preclude (i) Transferees from offering to sell, selling and issuing Replacement Contracts to Business Customers prior to the Closing Date or (ii) Transferors from selling, assigning or otherwise transferring (or offering or otherwise attempting to do any of the foregoing) the Non-Replaced Contracts (or any renewal rights or obligations related thereto) to any person at any time.

Section 2.4	The Closing.

(a)	The closing of the transaction contemplated by this Agreement
(the "Closing") shall take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, NY 10038, at 10:00 a.m., local time, on the later of (i) the second Business Day following the satisfaction or waiver of the last remaining condition set forth in
ARTICLE VIII and ARTICLE IX hereof or (ii) such other date as Transferees and Transferors may agree upon in writing (the "Closing Date").

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(b)	At the Closing, each party hereto shall deliver to the other such documents and instruments required to be delivered by such party under the terms of this Agreement.


ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TRANSFERORS

Transferors represent and warrant to Transferees that:

Section 3.1	Corporate Existence and Power.  Each Transferor (i)
has been duly incorporated, is validly existing and is in good standing under the laws of the State of New York, (ii) has all corporate powers required to carry on its business as now conducted, and (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. No Transferor is in violation of any of the provisions of its charter or bylaws with respect to the conduct of the Business.

Section 3.2	Corporate Authorization.  The execution, delivery and,
subject to the receipt of the approvals referred to in Section 3.3, performance by Transferors of this Agreement are within their respective powers and have been duly authorized by all necessary corporate action on the part of Transferors. This Agreement when fully executed by all other parties hereto constitutes a valid and legally binding agreement, enforceable against each party hereto in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Section 3.3	Governmental Authorization.  The execution, delivery
and performance by Transferors of this Agreement require no action by or in respect of, or filing with, any Governmental Entity on the part of Transferors or any Affiliate thereof other than: (i) approvals or filings under Applicable Law, including the Withdrawal Filing and obtaining the Transfer Order; (ii) filings and notices not required to be made or given until after the Closing Date, including the Initial Filings and the Revised Filings, and (iii) any such other action or filing not contemplated in clauses (i) and (ii) as to which the failure to make or obtain would not, individually or in the aggregate, materially impair the ability of Transferors to conduct the Business.

Section 3.4	Non-Contravention.  The execution, delivery and
performance by Transferors of this Agreement does not and will not
(i) violate the charter or bylaws of any Transferor, (ii) assuming compliance with the filings, notices, approvals and other matters referred to in Section 3.3, violate any Applicable Law, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Transferors or to a loss of any benefit to which Transferors are entitled under any Insurance Contract, material reinsurance agreement, any material agreement or any other instrument binding upon Transferors, or any license, franchise, permit or other similar authorization held by Transferors that is material to the Business.

Section 3.5	Compliance with Laws.  Transferors have not received
any written notice since January 1, 2000 from any Governmental Entity alleging any material violation of any Applicable Law in the conduct of the Business or directing any of the Transferors to take any remedial action with respect to such Applicable Law. To the Knowledge of Transferors, there are no presently existing circumstances that could reasonably be expected to result in any violation of any Applicable
Law relating to the Business that would have a Material Adverse Effect.

Section 3.6	Regulatory Filings.

(a)	The Business is being conducted in compliance in all material respects with all Applicable Laws, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Entity, except where the failure to do so would not have a Material Adverse Effect.

(b)	Transferors have all permits and insurance and other licenses, franchises, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents necessary to their conduct of the Business (each, a "Permit") as it is currently conducted in each jurisdiction in which the Transferors require such Permits, except where the failure to have such a Permit would not have a Material Adverse Effect. The Business has been and is being conducted in compliance in all material respects with all such Permits. All such Permits are in full force and effect, and there is no proceeding or investigation pending or, to the Knowledge of Transferors, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any Permit material to the Transferors' ability to conduct the Business. Transferors are not operating under any agreement or understanding with the regulatory authority of any state which in any way materially restricts their authority to conduct the Business or requires Transferors to take, or refrain from taking, any action relating to the conduct of the Business otherwise permitted by Applicable Law.

(c)	All Insurance Contracts issued or sold by the Transferors since
January 1, 1998 are, in all material respects, on forms approved by the insurance regulatory authority of the jurisdiction where issued or sold or have been filed with and not objected to by such authority within the period provided for objection, and have been filed or registered as required with all other applicable Governmental Entities. All Insurance Contracts issued or sold by Transferors since January 1, 1998 complied in all material respects as to form, when issued or sold, with the provisions of Applicable Law. All the premium rates required to be filed with or approved by insurance regulatory authorities since

January 1, 1998 have, in all material respects, been so filed or approved or not objected to within the period provided for objection, and all premiums charged conform in all material respects thereto.

Section 3.7	No Brokers.  No broker, finder or other similar agent
has represented Transferors or acted for or on behalf of any Transferor in connection with the transactions contemplated hereby in such a manner as to give rise to any valid claim or demand against Transferees for a brokerage commission, finder's fee or other similar payment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

Transferees represent and warrant to Transferors that:

Section 4.1	Corporate Existence and Power.  Each Transferee is a
corporation duly organized, validly existing and in good standing under the laws of the state of New York and has the corporate power and authority to own, lease and operate its assets and to carry on its business as it is now being conducted.

Section 4.2	Corporate Authorization.  The execution, delivery and,
subject to the receipt of the approvals referred to in Section 4.3, performance by Transferees of this Agreement are within their respective powers and have been duly authorized by all necessary corporate action on the part of Transferees. This Agreement when fully executed by all other parties hereto constitutes a valid and legally binding agreement, enforceable against each party hereto in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

Section 4.3	Governmental Authorization.  The execution, delivery
and performance by Transferees of this Agreement require no action by or in respect of, or filing with, any Governmental Entity on the part of Transferees or any Affiliate thereof other than: (i) approvals or filings under Applicable Law, (ii) filings and notices not required to be made or given until after the Closing Date, including the Initial Filings and the Revised Filings, and (iii) any such other action or filing not contemplated in clauses (i) and (ii) as to which the failure to make or obtain would not, individually or in the aggregate, materially impair the ability of Transferees to conduct the Business or to otherwise consummate the transactions contemplated by this Agreement.

Section 4.4	Non-Contravention.  The execution, delivery and
performance by Transferees of this Agreement does not and will not
(i) violate the charter or bylaws of any Transferee, (ii) assuming compliance with the filings, notices, approvals and other matters referred to in Section 4.3, violate any Applicable Law, or (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Transferees or to a loss of any benefit to which Transferees are entitled under any Insurance Contract, material reinsurance agreement, any material agreement or any other instrument binding upon Transferees, or any license, franchise, permit or other similar authorization held by Transferees that is material to the Business.

Section 4.5	Licenses and Permits.  Each Transferee has all Permits
necessary to perform its obligations under this Agreement. All such Permits are valid and in full force and effect, and no Transferee is operating under any agreement or understanding with any Governmental Entity which restricts its authority to do business or requires Transferees to take, or refrain from taking, any action relating to the conduct of the Business otherwise permitted by Applicable Law. No material violations exist in respect of any such Permit and no investigation or proceeding is pending or, to the Knowledge of Transferees, threatened that would reasonably be expected to result in the revocation, amendment, failure to renew, limitation, modification, suspension or revocation of any such Permit and, to the Knowledge of Transferees, there is no reasonable basis for the assertion of any such violation or the institution of any such proceeding or investigation.

Section 4.6	No Brokers.  No broker, finder or other similar agent
has represented Transferees or acted for or on behalf of Transferees in connection with the transactions contemplated hereby in such a manner as to give rise to any valid claim or demand against Transferors for a brokerage commission, finder's fee or other similar payment.

Section 4.7	Rating.  Tower Insurance is rated "B+" by A.M. Best
Company, Inc. To Transferees' Knowledge, A.M. Best Company, Inc. has not threatened to lower such rating within the eighteen (18) months preceding the date hereof.

Section 4.8	Reinsurance.  Attached hereto as Schedule 4.8 is a
true and complete schedule of all reinsurance arrangements to which Transferees are a party that will reinsure the obligations of Transferees under the Replacement Contracts as of the Closing Date, including the names and A.M. Best ratings of the reinsurers parties thereto. Transferees may revise the terms of the reinsurance treaty provided that such revision does not materially impair its right to perform its obligations under this Agreement.

ARTICLE V

COVENANTS

Section 5.1	Full and Complete Access.

(a)	Transferors shall afford Transferees full and complete access to all Books and Records relating to the Business; contracts and financial statements relating to the Business; projections, facilities, personnel, business plans, work papers involved in or related to the Business; and financial and other data pertaining to the Business, including, but not limited to, accurate and complete copies of all in-force Insurance Contracts; underwriting, claim, loss prevention or engineering files, renewal and Producer lists; actuarial reviews; loss runs pertaining to the Business; and descriptions of the compensation and of responsibilities of the Employees. Transferors shall furnish promptly to Transferees copies of such materials as Transferees shall request.

(b)	Transferors shall afford Transferees full and complete access to all of their records relating to Producers, and shall furnish promptly to Transferees copies of such records as Transferees shall request, for the purpose of assisting Transferees in appointing such Producers. Transferors shall use commercially reasonable efforts to obtain any consents necessary for access to all records relating to Producers. Transferees covenant and agree that they shall not use such records in a manner that would cause Transferors to be in material breach of any contract with any Producers.

(c)	Transferees shall afford Transferors full and complete access to all books, records, contracts and financial statements in respect of the Replacement Business; projections, facilities, personnel, business plans and work papers involved in or related to the Replacement Business; and financial and other data pertaining to the Replacement Business, including, but not limited to, accurate and complete copies of all in-force Replacement Contracts; underwriting, claim, loss prevention or engineering files, renewal and Producer lists; actuarial reviews; loss runs pertaining to the Replacement Contracts; and descriptions of the compensation and of responsibilities of the Employees. Transferees shall furnish promptly to Transferors copies of such materials as Transferors shall request.

Section 5.2	Expenses.  Except as otherwise specifically provided in this
Agreement, the parties to this Agreement shall bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby. Transferors and Transferees shall be jointly and equally responsible for any costs associated with copying the Books and Records transferred to Transferees pursuant to this Agreement.

Section 5.3	Cooperation and Commercially Reasonable Efforts.

(a)	Transferors and Transferees shall cooperate, take all reasonable steps necessary or desirable, and proceed diligently and in good faith and use their respective commercially reasonable efforts to obtain, as promptly as practicable, (i) all approvals and consents required of any Person under all contracts to which any Transferor is a party (including without limitation all contracts involving Producers) to consummate the transactions contemplated hereby, and (ii) all approvals, authorizations and clearances of governmental and regulatory authorities required to consummate the transactions contemplated hereby, including without limitation the Transfer Order and approval of the Department with respect to the Withdrawal Plan, the Initial Filings and, in the event that the Initial Filings are disapproved by the Department, the Revised Filings. Transferors and Transferees shall provide such other information and communications to such governmental and regulatory authorities as any party to this Agreement or such authorities may reasonably request.
The duties of Transferors and Transferees include without limitation those duties listed on Schedule 5.3(a) hereto.

Transferees and Transferors will keep each other informed on a current basis of the status of the matters described above. It is expressly understood by the parties hereto that each party hereto shall use commercially reasonable efforts to ensure that Representatives of both the Transferees and Transferors shall have the right to attend, but not participate in, any hearing, proceeding, meeting, conference or similar event before or with a Governmental Entity or other organization relating to this Agreement. In furtherance of the foregoing, Transferees and Transferors shall provide each other reasonable advance notice of any such hearing, proceeding, meeting, conference or similar event.

(b)	Following the Closing, Transferees and Transferors shall provide reasonable assistance to each other with the investigation of, response to or defense of any suit, action or proceeding with a third-party (subject to the provisions of ARTICLE VI) that relates to the Insurance Contracts or Replacement Contracts (including, without limitation, making employees of Transferees and Transferors reasonably available, at the requesting party's expense, in connection with the investigation of, response to or defense of any such claims).

(c)	Transferees and Transferors shall cooperate fully in effecting the replacement of insurance contracts with Replacement Contracts, which cooperation shall include, without limitation, each party's periodically furnishing the other parties hereto information concerning the status of its respective filings with insurance regulatory authorities. Without limiting the generality of the foregoing, Transferees shall use all commercially reasonable efforts to cause the Business Customers to purchase Replacement Contracts in replacement of their Insurance Contracts in a manner consistent with the requirements of the Transfer Order.

(d)	Transferors and Transferees shall prepare and send to the Business
Customers and Producers, as applicable, letters substantially in the form set forth in Schedule 5.3(d) attached hereto.


Section 5.4	Notices of Certain Events.  Each party shall promptly notify the other party of:

(a)	any notice or other communication received from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(b)	any notice or other communication received relating to the
transactions contemplated by this Agreement and any other significant notices or other communications from any Governmental Entity; and

(c)	any actions, suits, claims (other than claims under Insurance
Contracts in the ordinary course of the Business consistent in all material respects with past practice), investigations or proceedings commenced or, to such party's Knowledge, threatened against, relating to or involving or otherwise affecting such party that relates to the Business, or that relates to the consummation of a transaction contemplated by this Agreement.

Section 5.5	Licenses and Permits; Regulatory Compliance.

(a)	Transferees will use commercially reasonable efforts to obtain all Permits and other approvals (and to make all filings) necessary to enable them to write the Replacement Contracts and to perform their obligations under this Agreement.

(b)	Transferees and Transferors shall, and shall cause their respective
Affiliates and use commercially reasonable efforts to cause their respective Representatives to, comply in all material respects with all Applicable Laws relating to their conduct in performing their obligations under this Agreement.

(c)	Transferors will be responsible, at their sole cost and expense, for all non-renewal and cancellation notifications and other requirements under Applicable Law with respect to Insurance Contracts, but in no event shall Transferors be responsible for such notifications and requirements with respect to Replacement Contracts or any renewal or extension thereof. Transferees and Transferors agree to cooperate with each other with respect to the timing and content of Transferors' non-renewal and cancellation notifications to Business Customers in order to facilitate Transferors' fulfillment of their legal obligations with respect to Business Customers. The form, substance and timing of all such notifications shall be acceptable to Transferors in their sole discretion.

Section 5.6	Use of Names.  Except as contemplated by this Agreement,
neither party to this Agreement shall have any right to use, nor shall any such party use, any corporate name or acronym of the other party hereto or any of such other party's Affiliates in any jurisdiction, or any other name, term or identification that suggests, simulates or is otherwise confusing due to its similarity to the foregoing.

Section 5.7	Relationships with Producers and Holders of Insurance
Contracts.

(a)	Transferees, with Transferors' consent, which consent will not be unreasonably withheld, may make any communications with Producers and Business Customers as they deem reasonably necessary or appropriate for the purpose of carrying out Transferees' obligations with respect to the sale and issuance of Replacement Contracts under this Agreement.

(b)	Transferees shall use all commercially reasonable efforts to appoint as producers of Transferees all of the current Producers of the Schedule A Policies and the Schedule C Policies. Transferors will cooperate with and assist Transferees throughout the appointment process.

(c)	With respect to all Replacement Contracts issued or caused to be issued by Transferees pursuant to this Agreement in respect of Schedule A Policies and Schedule C Policies, and for a period of one (1) year following the date of appointment of a Producer as a producer of Transferees, Transferees agree that they shall pay commissions to Producers in accordance with the commission schedules and at the same or better commission rates as those in use by Transferors as of the Closing Date (as attached hereto as Schedule 5.7(c)), but excluding any amounts payable under Transferors' Agency Profit Sharing Agreement.

(d)	Notwithstanding anything to the contrary contained in this
Agreement, this Agreement shall not limit the ability of Transferors:
(i) to engage in conduct necessary or appropriate to withdraw from any line of business; (ii) to handle and defend claims with and otherwise provide policyholder services to Business Customers or third-party plaintiffs; and (iii) to engage in lines of insurance business other than the lines of insurance business of the Schedule A Policies, Schedule B Policies and Schedule C Policies.

(e)	Transferors shall cooperate with Transferees to ensure that
Business Customers, suppliers, reinsurers, regulatory bodies, agents, brokers, producers, distributors, lessors, employees, business associates and other relevant Persons involved with the Insurance Contracts are notified to the extent appropriate concerning the transactions contemplated hereby. The expenses of Transferors incurred in connection therewith shall be borne equally by Transferors and Transferees.

Section 5.8	Confidentiality.  Each party hereto (all Transferors, on
the one hand, and both Transferees, on the other hand, each to be considered to be one party for purposes of this Section 5.8) will hold, will cause its respective Affiliates to hold, and will use commercially reasonable efforts to cause its respective Representatives to hold, in strict confidence from any Person (other than any such Affiliates or Representatives), except with the prior written consent of the other party or unless compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of Applicable Law, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been
(a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation or duty to another party hereto to keep such documents and information confidential; provided, that following the Closing the foregoing restrictions will not apply to Transferees' use of documents and information concerning the Business furnished by Transferors hereunder to the extent necessary to comply with Transferees' obligations under this Agreement, and provided, that Transferees shall accord such information the same protection that Transferees afford comparable information of Transferees'.

Section 5.9	Further Assurances.  Transferors and Transferees shall use
commercially reasonable efforts to take, or cause to be taken, all actions or do, or cause to be done, all things or execute any documents necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Transferors and Transferees shall execute any additional documents, instruments or conveyances and make any filings of any kind which may be reasonably necessary to carry out any of the provisions of this Agreement.

Section 5.10	Employees.

(a)	Attached hereto as Schedule 5.10(a) is a list of employees of
Transferors currently employed in the Business (an "Employee" or the "Employees," as the context requires). For purposes of the preceding sentence, the term "Employee" shall include (i) each employee who is actively employed on the date hereof and (ii) each employee who is not physically at work on such day solely because he is on employer-approved sick leave, short-term disability leave, vacation leave, maternity leave, paid time off, or leave under the Family and Medical Leave Act of 1993, but shall not include any person who on the date hereof is on long-term disability leave. Prior to March 12, 2001, Transferees shall advise Transferors of the Employees to whom it is considering offering employment, and prior to April 15, 2001, Transferees shall offer employment to such Employees as it shall determine in its sole discretion, on terms no less favorable with respect to compensation and incentives than those provided by the Transferees to their own employees. Each such Employee who transfers to employment with

Transferees pursuant to the provisions hereof is referred to herein as a "Transferred Employee" and each Employee described in clause (ii) of the first section of this Section 5.10(a) who commences employment with Transferees at any time after the Closing Date shall become a Transferred Employee on the date such employee commences active employment with one or more Transferees (and each reference to the Closing Date in this Section 5.10 shall, with respect to any person who becomes a Transferred Employee after the Closing Date, refer to the date such person becomes a Transferred Employee).

(b)	Transferees will have no responsibility or liability whatsoever for compensation, severance or employee benefits matters relating to
(i) pre-Closing matters, or (ii) post-Closing matters relating to Transferors' employees who have not been extended offers of employment by Transferees or who have rejected Transferees' offers of employment.

(c)	Transferees shall provide Transferred Employees severance
benefits in accordance with the severance policy of Transferors which is generally applicable to such Transferred Employees. Transferees shall give Transferred Employees service credit, for purposes of determining the level of benefits under such severance policy, for the Transferred Employees' service with Transferors to the same extent recognized by Transferors immediately prior to the Closing Date.

Section 5.11	Specific Performance.  If any party hereto commits a
breach, or is about to commit a breach, of any of the provisions of
Section 5.6, each of the other parties hereto shall have the right to have the provisions of such Section specifically enforced by any court having equity jurisdiction, whether by injunction or otherwise, it being acknowledged and agreed that any such breach or threatened breach may cause irreparable injury to each of the non-breaching parties and that money damages may not provide an adequate remedy to such parties. In addition, in connection with each such Section, each of the parties hereto may take all such other actions and remedies available to it under law or in equity and shall be entitled to such damages as it can show it has sustained by reason of such breach.

Section 5.12	Preparation of Materials to be Distributed.  From and
after the date hereof, the parties hereto shall cooperate and take all actions necessary to prepare materials for distribution to Business Customers (i) describing Transferors' withdrawal from the personal lines insurance business in the State of New York, including Transferors' intention to non-renew all Insurance Contracts and (ii) describing Transferees' assumption of offering Replacement Contracts for sale to such Business Customers (the "Transfer Materials"). Such materials shall be in form and substance reasonably acceptable to the parties hereto and designed to facilitate receipt of the Transfer Order and approval of the Department with respect to the Withdrawal Plan.

Section 5.13	Net Written Premium to Surplus Ratio.  Until such
time as Transferees have satisfied their obligations under Section 2.3 of this Agreement, Tower Insurance shall at all times maintain net written premium to surplus ratio (as reported on quarterly and annual financial statements filed with the Department) of below 1.5 to 1.

Section 5.14	Non-compete.  Transferors shall not use the Books
and Records to sell or market insurance products of the same type as the Insurance Contracts to the Business Customers (other than those Business Customers who are not issued Replacement Contracts by Transferees) for a period of two (2) years following the Closing Date.

Section 5.15	Rate Filings.  In the event that the Department
disapproves any or all of the Initial Filings or the Revised Filings, Transferees shall offer Replacement Contracts (to the extent that Transferees have approved products comparable in coverage to the Insurance Contracts) at Transferors' current rates unless and until new rates on Replacement Contracts are approved by the Department.

ARTICLE VI

SURVIVAL; INDEMNIFICATION

Section 6.1	Survival.  The representations and warranties of the
parties hereto contained in this Agreement shall survive the Closing until twelve (12) months after the Closing Date, whereupon they shall expire, and all claims for breach of said representations and warranties shall be deemed waived unless the non-breaching party notifies the breaching party of the matters constituting such breach prior to the expiration of said twelve (12) month period.

Section 6.2	Indemnification.

(a)	Subject to Section 6.1, Section 6.2(c), Section 6.4 and Section
6.5 hereof, Transferors shall jointly and severally indemnify, defend and hold harmless Transferee Indemnitees for any and all Damages resulting or arising from or relating to:

(i)	any breach by Transferors of any representation, warranty,
covenant or agreement made by Transferors in this Agreement;

(ii)	Transferors' conduct in marketing, selling, or administering the Insurance Contracts; and

(iii)	the Insurance Contracts and Non-Replaced Contracts.

(b)	Subject to Section 6.1, Section 6.2(c), Section 6.4 and Section
6.5 hereof, Transferees shall jointly and severally indemnify, defend and hold harmless Transferor Indemnitees for any and all Damages resulting or arising from or relating to:

(i)	any breach by Transferees of any representation, warranty, covenant or agreement made by Transferees in this Agreement;

(ii)	Transferees' conduct in marketing, selling or administering the
Replacement Contracts;

(iii)	Transferees' conduct in effecting the replacement of Insurance
Contracts with Replacement Contracts, including without limitation, as a result of written or oral communication by Transferee Indemnitees with Business Customers concerning such replacement or the terms and conditions of the Replacement Contracts; and

(iv)	the Replacement Contracts.

(c)	No claim by an Indemnified Party for indemnification under this
Agreement may be made unless and until such Indemnified Party has incurred Damages in excess of $25,000 in the aggregate that would, but for this paragraph, be indemnifiable under this Agreement, at which time, all amounts of Damages (including such $25,000) may be claimed and recovered as provided in this Agreement. Transferors, collectively, shall not be liable for indemnification claims under this Agreement in an amount in excess of $3,000,000 in the aggregate. Transferees, collectively, shall not be liable for indemnification claims under this Agreement in an amount in excess of $5,000,000 in the aggregate.

(d)	Required payments by any Indemnifying Party (as hereinafter defined)
pursuant to this ARTICLE VI shall be limited to the amount of any Damages that remains after deducting therefrom (i) any insurance proceeds recoverable by any Indemnified Party (less any increase in premium specifically related to the incurrence of such Damages) and (ii) any indemnity, contribution or other similar payment recoverable by any Indemnified Party from any third-party, in each case with respect to such Damages. The Indemnified Party shall use commercially reasonable efforts to collect all such insurance proceeds and indemnity, contribution and other similar payments.

Section 6.3	Procedures for Third-party Claims.

(a)	The party seeking indemnification under Section 6.2 (the
"Indemnified Party") agrees to give prompt notice (in accordance with
Section 7.11) to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion by a third-party of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 6.2 (the "Third-party Claims"). Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 6.3, except to the extent such failure shall actually prejudice an Indemnifying Party. In the event of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity would be sought by the Indemnified Party but for the fact that the notice of such claim, suit, action or proceeding was sent to the Indemnifying Party, the Indemnifying Party shall give prompt notice to the Indemnified Party of such claim, suit, action or proceeding.

(b)	Upon receipt of notice from the Indemnified Party pursuant to
Section 6.3(a), the Indemnifying Party will have the right to, subject to the provisions of Section 6.3(c), assume the defense and control of such Third-party Claims. In the event the Indemnifying Party assumes the defense of a Third-party Claim, the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third-party Claim with its own counsel and at its own expense (except as provided in Section 6.3(c)) and the Indemnifying Party will cooperate with the Indemnified Party. Any election by an Indemnifying Party not to assume the defense of a Third-party Claim must be received by the Indemnified Party reasonably promptly following its receipt of the Indemnified Party's notice delivered pursuant to Section 6.3(a).
If the Indemnifying Party elects to assume the defense of a Third-party Claim, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third-party Claims; and shall at all times diligently and promptly pursue the resolution of such Third-party Claims. The Indemnified Party shall, and shall cause each of its Affiliates and shall use commercially reasonable efforts to cause its respective Representatives to, cooperate fully with the Indemnifying Party in the defense of any Third-party Claim defended by the Indemnifying Party.

(c)	The Indemnifying Party shall be authorized to consent to a
settlement of, or the entry of any judgment arising from, any Third-party Claim as to which the Indemnifying Party has assumed the defense in accordance with the terms of Section 6.3(b), without the consent of any Indemnified Party, but only to the extent that such settlement or entry of judgment: (i) provides solely for the payment of money by the Indemnifying Party; (ii) provides a complete release of any Indemnified Party potentially affected by such Third-party Claim from all matters that were or could have been asserted in connection with such claim;
(iii) requires no admission or acknowledgment of fault or liability by the Indemnified Party or any Affiliate thereof and (iv) does not impair the ability of the Indemnified Party to conduct its business. Except as provided in the foregoing sentence, settlement or consent to entry of judgment shall require the prior approval of the Indemnified Party, such approval not to be unreasonably withheld, delayed or conditioned.

Section 6.4	Procedures for Direct Claims.  In the event any
Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third-party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 6.4, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

Section 6.5	Exclusive Remedy.  The parties hereto expressly
acknowledge that (i) the provisions of Section 5.11 hereof and this
ARTICLE VI shall be the sole and exclusive remedy for Damages caused as a result of breaches of the representations, warranties and covenants contained in this Agreement and (ii) no Indemnifying Party shall be liable for punitive or treble Damages in connection with any action, suit or proceeding brought by Transferees against one or more Transferor or by one or more Transferor against Transferees.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.1	Entire Agreement.  This Agreement, including all
Schedules and Exhibits attached hereto or thereto, constitute the entire contract between the parties and there are no understandings other than as expressed in this Agreement. All Schedules and Exhibits hereto are expressly made a part of this Agreement as fully as though completely set forth herein. Any amendment or modification hereto shall be null and void unless made by amendment to this Agreement and, as applicable, signed by the parties affected by such amendment.

Section 7.2	Binding Effect.  This Agreement is and shall apply to,
and inure to the benefit of and be binding upon and enforceable against, each party hereto and its successors and permitted assigns (including, without limitation, any subsequent direct or indirect shareholder of Transferors).

Section 7.3	No Third-Party Beneficiaries.  Nothing in this
Agreement is intended or shall be construed to give any person, other than the parties hereto, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein, unless otherwise expressly provided herein.

Section 7.4	Setoff.  Each of Transferors and Transferees agrees
that it shall have the right to set-off any payment due pursuant to this Agreement or any other agreement, arrangement, understanding or obligation between Transferors, on the one hand, and Transferees, on the other hand, against any other payment to be made pursuant to this Agreement, or any other agreement, arrangement, understanding or obligation between Transferors, on the one hand, and Transferees, on the other hand.

Section 7.5	Invalidity.  Unless the invalidity or
unenforceability of any provision or portion thereof frustrates the intent of the parties or the purpose of this Agreement, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions or portions thereof. In the event that any such provision or portion thereof shall be declared unenforceable by a court of competent jurisdiction, such other provision or portion thereof, to the extent declared unenforceable, shall be stricken. However, in the event any such other provision or portion thereof shall be declared unenforceable due to its scope, breadth or duration, then it shall be modified to the scope, breadth or duration permitted by law and shall continue to be fully enforceable as so modified.

Section 7.6	Governing Law.  This Agreement shall be deemed to have
been made under and governed by the laws of New York, without regard to New York choice of law rules.

Section 7.7	Jurisdiction.  Each of the parties hereto irrevocably
and unconditionally submits to the exclusive jurisdiction of The United States District Court for the Southern District of New York or, if such court does not have jurisdiction, New York State Supreme Court in the borough of Manhattan, for purposes of enforcing this Agreement. The parties shall take such actions as are within their control to cause any matter contemplated hereby to be assigned to the Commercial
Division of the Supreme Court. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise, any claims that it is not subject to the jurisdiction of the above court, that such action or suit is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.11 shall be deemed effective service of process on such party.

Section 7.8	Waiver of Jury Trial.  Each of the Parties hereto
hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 7.9	Counterparts.  This Agreement may be executed in two
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties hereto.

Section 7.10	Headings.  The headings in this Agreement are for the
convenience of reference only and shall not affect its interpretations.

Section 7.11	Notices.  All notices and other communications under
this Agreement shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by overnight courier or certified, registered or express mail, postage prepaid. Any such notice or other communication shall be deemed given: (i) upon actual delivery if presented personally or sent by facsimile transmission, (ii) one (1) Business Day following delivery to an overnight courier or (iii) three
(3) Business Days following deposit in the United States mail, if sent by certified, registered or express mail, postage prepaid, in each case to the following addresses:

(a)	If to Transferees:

Tower Insurance Company of New York
120 Broadway
14th Floor
New York, NY 10271
Attn:  Michael H. Lee
Facsimile No.: (212) 271-5492

	With concurrent copies, which shall not constitute notice, to:

McLaughlin & Stern, LLP
260 Madison Avenue
New York, NY 10016
Attn:  Steven Schuster, Esq.
Facsimile No.: (212) 448-0066

(b)	If to Transferors:

Empire Insurance Group
335 Adams Street
Brooklyn, New York 1120
Attn:  Rocco Nittoli
Facsimile No.: (718) 422-4429

	With concurrent copies, which shall not constitute notice, to:

Leucadia National Corporation
200 East South Temple
Salt Lake City, Utah  84111
Attn:  H.E. Scruggs
Facsimile No.: (801) 297-1765

	and

Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY  10038
Attn:  Donald D. Gabay, Esq.
Facsimile No.: (212) 806-6006

ARTICLE VIII

CONDITIONS TO OBLIGATIONS OF TRANSFEREES

The obligations of Transferees hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Transferees, except for Section 8.4). Transferors shall use their reasonable best efforts to fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which they have any control.

Section 8.1	Representations and Warranties.  The representations
and warranties of the Transferors contained in this Agreement shall have been true and correct as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such date, except (i) that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period and (ii) to the extent any breach thereof, individually or when aggregated with all such breaches, has not and would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the ability of the Transferees to perform its obligations under this Agreement, or a Material Adverse Effect.

Section 8.2	Performance.  Transferors shall have performed and
complied with, in all material respects, all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Transferors (as appropriate) at or before the Closing.

Section 8.3	Officer's Certificates.  Transferors shall have
delivered to Transferees a certificate, dated the Closing Date and executed by an executive officer of Empire, certifying as to the fulfillment by Transferors of the conditions (or portions thereof) over which it has control set forth in Section 8.1 and Section 8.2 hereof.
In addition, Transferors shall have delivered to Transferees a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Transferors, certifying that Transferors have duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations under this Agreement.

Section 8.4	Rate and Form Filings.  Transferees shall have
received an approval in form and substance reasonably acceptable to Transferees from the Department with respect to the Initial Filings or, if the Department disapproves the Initial Filings, the Revised Filings.

ARTICLE IX

CONDITIONS TO OBLIGATIONS OF TRANSFERORS

The obligations of Transferors hereunder are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Transferors, except for Section 9.4 and Section 9.5). Transferees shall use their reasonable best efforts to fulfill, at or before the Closing, such of the following conditions (or portions thereof) over which it has any control.

Section 9.1	Representations and Warranties.  The representations
and warranties of Transferees contained in this Agreement shall have been true and correct as of the Closing Date with the same effect as though such representations and warranties had been made at and as of such date, except (i) that any such representations and warranties that are given as of a specified date and relate solely to a specified date or period shall be true and correct only as of such date or period and (ii) to the extent any breach thereof, individually or when aggregated with all such breaches, has not and would not reasonably be expected to have a material adverse effect on the validity or enforceability of this Agreement, the ability of the Transferors to perform its obligations under this Agreement, or a Material Adverse Effect.

Section 9.2	Performance.  Transferees shall have performed and
complied with, in all material respects, all agreements, covenants, obligations, and conditions required by this Agreement to be so performed or complied with by Transferees at or before the Closing.

Section 9.3	Officer's Certificates.  Transferees shall have
delivered to Transferors a certificate, dated the Closing Date and executed by an executive officer of Tower Insurance, certifying as to the fulfillment of the conditions set forth in Section 9.1 and Section 9.2 hereof. In addition, Transferees shall have delivered to Transferors a certificate, dated the Closing Date and executed by the secretary or any assistant secretary of Transferees, certifying that Transferees have duly and validly taken all corporate action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations under this Agreement.

Section 9.4	Transfer Order; Withdrawal Plan.  Transferors shall
have obtained the approval of the Department, in form and substance acceptable to Transferors in their sole discretion (the "Transfer Order"), as to (i) the assumption by Transferees of Transferors' obligations to renew the Insurance Contracts under Applicable Law, including without limitation Section 3425 of the New York Insurance Law, and (ii) the resulting satisfaction and release of Transferors' obligations to renew the Insurance Contracts under Applicable Law, including without limitation Section 3425 of the New York Insurance Law. All conditions to the effectiveness of the Transfer Order (including without limitation filing with and approval by the Department of all Replacement Contract forms and rates that had not been filed and approved as of the date hereof) shall have been satisfied or waived in writing by the Department. The Withdrawal Plan shall have been approved by the Department if such approval is required by the Department.

Section 9.5	Rate and Form Filings.  Transferors shall have
received an approval in form and substance reasonably acceptable to Transferors from the Department with respect to the Initial Filings or, if the Department disapproves the Initial Filings, the Revised Filings.

ARTICLE X

TERMINATION

Section 10.1	Termination.  This Agreement may be terminated, and the
transactions contemplated hereby may be abandoned:

(a)	at any time before the Closing by written agreement of
Transferors and Transferees;

(b)	at any time before the Closing by Transferors if any of the
covenants set forth in ARTICLE V shall have been breached in any material respect, and such breach has not been cured or eliminated within thirty (30) days after notice thereof has been given to Transferees; provided that at the time of such termination Transferors have not breached any of the representations and warranties set forth in ARTICLE III nor failed to satisfy, perform, or comply with any of the covenants set forth in ARTICLE V hereof required to be complied with as of such date, in any material respect;

(c)	at any time before the Closing by Transferees if any of the
covenants set forth in ARTICLE V shall have been breached in any material respect, and such breach has not been cured or eliminated within thirty (30) days after notice thereof has been given to

Transferors; provided that at the time of such termination Transferees have neither breached any of the representations and warranties set forth in ARTICLE IV nor failed to satisfy, perform, or comply with any of the covenants set forth in ARTICLE V hereof required to be complied with as of such date, in any material respect; or

(d)	at any time after September 1, 2001 by Transferors or Transferees if the transactions contemplated by this Agreement have not been consummated on or before such date and such failure to consummate is not caused by a breach of this Agreement by the party electing to terminate pursuant to this Section 10.1.

Section 10.2	No Termination if in Breach.  Transferors may not terminate
this Agreement pursuant to Section 10.1(d) hereof if Transferors are, at the time of such attempted termination, in material breach of any of its respective representations, warranties, covenants, or agreements under this Agreement. Transferees may not terminate this Agreement pursuant to Section 10.1(d) hereof if Transferees are, at the time of such attempted termination, in material breach of any of their representations, warranties, covenants, or agreements under this Agreement.

Section 10.3	Effect of Termination.  If this Agreement is validly
terminated pursuant to Section 10.1 hereof, this Agreement shall become null and void except that:

(a)	Transferors shall promptly refund the Signing Payment to
Transferees;

(b)	Transferees shall pay all payments due Transferors pursuant to
Section 2.2 of this Agreement in respect of any Replacement Contract issued prior to the Termination Date;

(c)	after the Termination Date, Transferees shall have the right to actively solicit Business Customers for the purpose of issuing or causing to be issued Replacement Contracts with Producers who have been appointed by Transferees as of the date hereof; however, Transferees shall pay Transferors a reduced Percentage Payment equal to 1% of the First Year Premium in the manner set forth in Section 2.2 of this Agreement with respect to Producers who have not been appointed by Transferees as of the date hereof; and

(d)	no party hereto will be relieved of any Liability for Damages that such party may have to the other parties by reason of such party's breach of this Agreement (or any representation, warranty, covenant, or agreement included herein).

Section 10.4	Provisions Surviving Termination.  In the event of any
expiration, termination, or cancellation of this Agreement, the provisions hereof which by their terms are intended to continue and survive, shall so continue and survive, including, but not limited to, the provisions of
Section 2.2 and Section 5.8 and this ARTICLE X.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of Transferees and Transferors as of the date first above written.

EMPIRE INSURANCE COMPANY


By:
Name:
Title:

ALLCITY INSURANCE COMPANY


By:
Name:
Title:

CENTURION INSURANCE COMPANY


By:
Name:
Title:

TOWER INSURANCE COMPANY OF NEW YORK


By:
Name:
Title:

TOWER RISK MANAGEMENT CORP.


By:
Name:
Title:

ARTICLE I	DEFINITIONS	                                                2
Section 1.1	Definitions	                                                2
Section 1.2	Interpretation	                                          6
Section 1.3	References	                                                6
ARTICLE II	ASSIGNMENT AND REPLACEMENT	                              7
Section 2.1	Replacement; Assignment and Assumption of Renewal
Obligations	                                                            7
Section 2.2	Consideration	                                          7
Section 2.3	Issuance of Replacement Policies	                        8
Section 2.4	The Closing	                                                9
ARTICLE III	REPRESENTATIONS AND WARRANTIES OF TRANSFERORS	           10
Section 3.1	Corporate Existence and Power	                             10
Section 3.2	Corporate Authorization	                                   10
Section 3.3	Governmental Authorization	                             10
Section 3.4	Non-Contravention	                                         10
Section 3.5	Compliance with Laws	                                   11
Section 3.6	Regulatory Filings	                                   11
Section 3.7	No Brokers	                                               12
ARTICLE IV	REPRESENTATIONS AND WARRANTIES OF TRANSFEREE	           12
Section 4.1	Corporate Existence and Power	                             12
Section 4.2	Corporate Authorization	                                   12
Section 4.3	Governmental Authorization	                             12
Section 4.4	Non-Contravention	                                         13
Section 4.5	Licenses and Permits	                                   13
Section 4.6	No Brokers	                                               13
Section 4.7	Rating	                                               13
Section 4.8	Reinsurance	                                               13

ARTICLE V	COVENANTS	                                               14
Section 5.1	Full and Complete Access	                             14
Section 5.2	Expenses	                                               14
Section 5.3	Cooperation and Commercially Reasonable Efforts	           15
Section 5.4	Notices of Certain Events	                             16
Section 5.5	Licenses and Permits; Regulatory Compliance	           16
Section 5.6	Use of Names	                                         16
Section 5.7	Relationships with Producers and Holders of Insurance
Contracts	                                                           17
Section 5.8	Confidentiality	                                         17
Section 5.9	Further Assurances	                                   18
Section 5.10	Employees	                                         18
Section 5.11	Specific Performance	                             19
Section 5.12	Preparation of Materials to be Distributed	     19
Section 5.13	Net Written Premium to Surplus Ratio	           20
Section 5.14	Non-compete	                                         20
Section 5.15	Rate Filings	                                   20
ARTICLE VI	SURVIVAL; INDEMNIFICATION	                             20
Section 6.1	Survival	                                               20
Section 6.2	Indemnification	                                         20
Section 6.3	Procedures for Third-party Claims	                       21
Section 6.4	Procedures for Direct Claims	                             22
Section 6.5	Exclusive Remedy	                                         23
ARTICLE VII	MISCELLANEOUS PROVISIONS	                             23
Section 7.1	Entire Agreement	                                         23
Section 7.2	Binding Effect	                                         23
Section 7.3	No Third-Party Beneficiaries	                             23
Section 7.4	Setoff	                                               23
Section 7.5	Invalidity	                                               24
Section 7.6	Governing Law	                                         24

Section 7.7	Jurisdiction	                                         24
Section 7.8	Waiver of Jury Trial	                                   24
Section 7.9	Counterparts	                                         24
Section 7.10	Headings	                                         25
Section 7.11	Notices	                                         25
ARTICLE VIII	CONDITIONS TO OBLIGATIONS OF TRANSFEREES	           26
Section 8.1	Representations and Warranties	                       26
Section 8.2	Performance	                                               26
Section 8.3	Officer's Certificates	                                   27
Section 8.4	Rate and Form Filings	                                   27
ARTICLE IX	CONDITIONS TO OBLIGATIONS OF TRANSFERORS	                 27
Section 9.1	Representations and Warranties	                       27
Section 9.2	Performance	                                               27
Section 9.3	Officer's Certificates	                                   27
Section 9.4	Transfer Order; Withdrawal Plan	                       28
Section 9.5	Rate and Form Filings	                                   28
ARTICLE X	TERMINATION	                                               28
Section 10.1	Termination	                                         28
Section 10.2	No Termination if in Breach	                       29
Section 10.3	Effect of Termination	                             29
Section 10.4	Provisions Surviving Termination	                 30

INDEX OF SCHEDULES

Schedule 1.1(a)	-	Schedule A Policies
Schedule 1.1(b)	-	Schedule B Policies
Schedule 1.1(c)	-	Schedule C Policies
Schedule 1.1(e)	-	Initial Filings
Schedule 1.1(f)	-	Revised Filings
Schedule 4.8	-	Reinsurance
Schedule 5.3(a)	-	Duties of Transferors and Transferees
Schedule 5.3(d)	-	Transferors' and Transferees' Letters
Schedule 5.7(c)	-	Empire Insurance Group Commissions as of
                        12/31/00
Schedule 5.10(a)	-	Employees

Schedule 1.1(a)
Schedule A Policies

Homeowners
Dwelling Fire Policies
TOP 3 & 4 Family Owner-Occupied
TOP 3 & 4 Family Owner-Occupied with an HO-4 (contents written on the owner's dwelling)

Schedule 1.1(b)
Schedule B Policies

TOP (Commercial BOP) product - Other than dwellings of four (4) units or less.

Commercial Package Policies - Other than those CPP policies in
                              Schedule 1.1(c)

Commercial Fire Policies
Commercial Umbrella Policies
Workers' Compensation Policies

Schedule 1.1(c)
Schedule C Policies

TOP 3 & 4 Family non-owner-occupied
CPP 3-4 Family (only those that are considered Personal Lines)
Personal Stand Alone Liability (PIC)
Personal Umbrella

Schedule 1.1(e)
Initial Filings

1 Transferees will expand the eligibility of the Dwelling Fire Product so that it may write 3 & 4 family owner-occupied and owner-occupied with contents business. Transferees will withdraw the current Underwriting Rating Bureau ("URB") Landlord Package Program product.

2  Transferees will expand the eligibility of the Business Owners
Product ("BOP") to write three-and four-family non-owner-occupied dwellings business.

3  Transferors will withdraw the current Total Owners Protection
("TOP") filing which calls for a fifteen percent (15%) rate increase. Transferors will instead file the following rate revisions:

3 & 4 family owner-occupied without contents 		+14%
3 & 4 family owner-occupied with contents			+20%
3 & 4 family non-owner-occupied 				+30%
Commercial BOP							+  0%

Transferees' initial rates for the expanded Dwelling Fire Product and expanded BOP product will be based on Transferors' rates with the rate increase indicated above.

4 Personal Insurance Coverage ("PIC") Product: Transferees will subscribe to the Insurance Services Office, Inc. for Stand Alone Dwelling Liability. Transferees will file Transferors' rates, rules and a Declaration Page for this product. Transferors will continue to non-renew all eligible policies. Transferees will file a rate increase for the PIC (Stand Alone Liability) Product, which will take effect in the second year of the policy period.

5  Personal Umbrella:  Transferees will file Transferors' form
Declaration Page and Rating Rules.

6 Transferees will increase Homeowners Product rates to close the gap between Transferees' Homeowners Product and Transferors' Product. The rate increase will represent an overall rate increase of five percent (5%). Transferees' standard tier will increase nine percent (9%) while the preferred tier will increase approximately five percent (5%). Transferees' rates will still be between zero to twenty-five percent (0 - 25%) lower than Transferors' and represent an average decrease of ten to fifteen percent (10 - 15%).

7 Transferees will increase their Dwelling Fire Product rates to close the gap between Transferees' Dwelling Fire Product rates and Transferors' Dwelling Fire Product rates. The rate increase will represent an overall rate increase of approximately six (6%). The increase will be for frame construction in Richmond, Bronx and Manhattan counties. Transferees also will increase premium for Liability Endorsement by approximately forty percent (40%) or about thirty dollars ($30). Transferees' rates should be between zero and fifteen percent (0-15%) lower than Transferors' rates with an average decrease around seven percent (7%).

8 Transferors and Transferees will review renter's and condominium policies (HO4 & HO6) to determine whether a rate filing can be made to ensure that Transferees' rate levels will be similar to Transferors'. Without a rate adjustment, Transferors will still have to honor the three (3) year policy period because Transferees' rate level is higher.

Schedule 1.1(f)
Revised Filings

1.	Transferors will file a flat fifteen percent (15%) rate increase to their TOP product similar to their Initial Filing, which was withdrawn. Transferees will lower rates on the Initial Filing so that the rate level will be the same. If this occur, Transferees reserve the right to revise the percentage of Insurance Contracts as to which Transferees must offer Replacement Contracts pursuant to Sections 2.3(b)
(ii) and 2.3(b)(iii), but in no event may Transferees alter their obligations under Section 2.3(b)(i) in any manner.

2.	If the expanded Dwelling Fire Product or Business Owner Program is not approved, Transferees will modify the URB Landlord Package Program to write 3 & 4 family dwellings whether they are owner-occupied, owner-occupied with contents, or non-owner-occupied.

Schedule 4.8
Reinsurance

Tower Insurance has entered into the following reinsurance arrangement for all in force, new and renewal business incepting after January 1, 2001:

Type:			85% Quota Share Reinsurance
Line of Business:	Fire, Allied Lines, Homeowners, Commercial Multi-
                  peril, Workers' Compensation, General Liability, Automobile Liability and Physical Damage

Limit:		$500,000
Reinsurer:		PXRE Reinsurance Company, Best rating - A
Share:		100%

Type:			First Multiline Excess of Loss Reinsurance
Line of Business:	Fire, Allied Lines, Homeowners, Commercial Multi-
                  peril, Workers' Compensation, General Liability, Automobile Liability and Physical Damage

Limit:		$500,000
Retention:		$500,000
Reinsurers:		American Re, Best Rating - A++; Scor Reinsurance
                  Company, Best Rating- A+
Share:		50% each

Type:			Second Multiline Excess of Loss Reinsurance
Line of Business:	Fire, Allied Lines, Homeowners, Commercial Multi-
                  peril, Workers' Compensation, General Liability, Automobile Liability and Physical Damage

Limit:		$1,000,000
Retention:		$1,000,000
Reinsurers:		American Re, Best Rating - A++
Share:		100%

Facultative reinsurance will be purchased on any property with limits in excess of $2,000,000.

Type:			WC Excess of Loss Reinsurance
Line of Business:	Workers' Compensation
Limit:		$18,000,000
Retention:		$2,000,000
Reinsurers:		Various
Share:		100%

Type:			Catastrophe Excess of Loss Reinsurance
Line of Business:	Property
Limit:		$2,650,000
Retention:		$350,000
Reinsurers:		Folksamerica and various others
Share:		100%

Catastrophe placement renews July 1, 2001


Schedule 5.3(a)
Duties of Transferors and Transferees

Transferors' Duties

1 Transferors shall provide Transferees with a Monthly Renewal Report (based on the specifications provided) one hundred twenty (120) days prior to the first day of the expiration month of the policy for Schedule A Policies, Schedule B Policies and Schedule C Policies, until completion of the transfer obligations outlined in Section 2.3(a) of the Agreement.

In addition, Transferors shall notify Transferees of all transaction types listed below prior to the expiration of the policy and within forty-eight (48) hours of receipt of such transaction or request (by facsimile or mail):

	A new claim on a policy with no claims history

	An endorsement request affecting the renewal term of the policy

	Cancellation transactions - finalization of non-pay cancellation and insured's request cancellation

Any other relevant correspondence received from an agent or insured

2 Based on Transferees' non-renewal criteria for those 3rd year eligible policies, subject to the provisions of Section 2.3(b)(ii), Transferors shall non-renew selected Schedule A Policies forty-five to sixty (45-60) days prior to the expiration of such policy.

3 Transferors shall non-renew Schedule C Policies forty-five to sixty (45-60) days prior to the expiration of the policy for those 3rd year eligible policies.

4 Transferors shall non-renew all Schedule B Policies no more than sixty to seventy (60-70) days prior to the expiration of the policy. The non-renewal notice must include a letter jointly drafted by Transferors and Transferees.

5 Transferors shall provide Transferees with access to the policy files of the Insurance Contracts, including agent correspondence, applications, inspection reports, recommendation compliances and anti-arson applications via access to the POINT Policy Management
System ("POINT"), or its comparable replacement, as well as archives, microfiche, and imaging for a period of eighteen (18) months from the date of this Agreement.

6 At Transferees' expense, Transferors shall allow Transferees to set up T1 line connectivity from Transferees' office to Transferors' office for access to POINT, or its comparable replacement, for a period of eighteen (18) months from the date of this Agreement.

7 Transferors shall provide Transferees with a copy of Insurance Contract policy declarations, schedules and endorsement forms one hundred twenty
(120) days prior to the first day of the expiration month of the policy by expiration month, until completion of the transfer obligations outlined in Section 2.3(a) of the Agreement, for all policies except for those policies non-renewed in Duties 2 and 3 above.

8 Transferors shall provide Transferees with a listing of the names and addresses, in Microsoft Excel format, of all of Transferors' agents and sub-brokers by March 1, 2001.

9 As an exception to Duties 1 and 7 above, Transferors shall meet the following deadlines:

	- Wednesday, February 28, 2001, for Schedule B renewal policies expiring May 15 - May 31

	- Wednesday, March 7, 2001, for Schedule B, Homeowners and Dwelling Fire renewal policies expiring in June

	- Thursday, March 15, 2001, for Schedule B, Homeowners and Dwelling Fire renewal policies expiring in July


Transferees' Duties

1 Transferees shall provide Transferors with the following Monthly Renewal Report specifications:

	Policy Number
	Agent
	Named Insured
	Policy Expiration Date
	Line of Business
	Expiring Premium
	Risk Address
	Risk City & State
	Risk Zip Code
	Business Description
	Loss Ratio
	Number of Claims

2 Transferees shall provide Transferors with non-renewal criteria for 3rd year policies for the following lines of business:

	- Homeowners
	- Personal Fire

	- Personal TOP 3-4 family owner occupied and owner occupied with contents
	- Personal TOP 3-4 family non-owner occupied
	- Personal CPP 3-4 family

3 Transferees shall use best efforts to provide Replacement Contracts to Business Customers not less than fifty (50) days prior to expiration of current policy for Schedule A Policies and Schedule C Policies, excluding those policies that are non-renewed in accordance with Transferors' Duties 2 and 3. Notwithstanding the foregoing,
Transferors shall provide such Replacement Contracts not less than thirty (30) days prior to expiration of such policies other than TOP policies, unless the Department objects, and not less than fifty (50) days for TOP policies.

Transferees shall offer to sell such Replacement Contracts as promptly as practicable following the Closing Date, but no later than the following dates (provided that Transferors meet their obligations to provide necessary policy data):

	- Tuesday, May 15, 2001 for all Schedule B policies
	- Sunday, July 1, 2001 for Homeowners and Dwelling Fire policies
	- Wednesday, August 1, 2001 for TOP 3-4 family, CPP 3-4 family, Personal Stand Alone Liability (PIC), and Personal Umbrella policies

4 Transferees shall set up and maintain T1 line connectivity to Transferors' office.

5 Transferees shall jointly draft a letter with Transferors to be attached and mailed with Commercial Lines non-renewal notices.

6 Transferees shall execute a non-disclosure agreement with Computer Sciences Corporation with respect to POINT.

Schedule 5.3(d)
Transferors' and Transferees' Letters


Transferors' Letters to Business Customers and Producers

Personal Lines (Schedule Policies A and Schedule C Policies)

Business Customers who are offered a Schedule A Policies or Schedule C Policies, in accordance with Section 2.3, will receive one of four letters from the Transferors:

1.	Year 1 and Year 2 policies: Total Owners Protection ("TOP")

Negative enrollment provision: 	Yes
Same or lower rates:			No (subject to rate revision filed by
						   Transferor)

2.	Year 1 and Year 2 policies: Other than TOP

Negative enrollment provision: 	Yes
Same or lower rates:			Yes

3.	Year 3 policies: TOP

Negative enrollment provision: 	No
Same or lower rates:			No (subject to rate revision filed by
						   Transferor)

4.	Year 3 policies: Other than TOP

Negative enrollment provision: 	No
Same or lower rates:			Yes

Draft letters are attached as a part of this Schedule. The final letters, which are to be mutually agreed upon by Transferors and Transferees, shall include identical or substantially similar language/intent.

Commercial Lines (Schedule B)

Empire will non-renew all Schedule B Policies in accordance with
Schedule 5.3 (Transferor and Transferee Obligations). A letter will accompany the non-renewal notice, and will be the same for each policyholder.

5.	All Schedule B Policies

Negative enrollment provision: 	No (not required on commercial
						lines)
Same or lower rates:			No (not required)

A draft of this letter is attached as a part of this Schedule. The final letter, which is to be mutually agreed upon by Transferors and Transferees, shall include identical or substantially similar language/intent.


6.	Producer Letter

Transferors' draft letter to producers is also attached as Letter #6. The final letter will be identical or substantially similar to Letter #6.

Transferees will also send letters of announcement to Producers and to policyholders. Although these letters are not included as a separate schedule, they must be mutually agreed upon by Transferors and Transferees.

Personal Lines (Schedule A Policies and Schedule C Policies)
Letter #1: Year 1 and Year 2 Policyholders: TOP

(Address and Policy Number)


Dear Policyholder:

Introducing Tower Insurance Company of New York

Shortly, you will be receiving a new insurance policy from Tower
Insurance Company of New York. Your new policy will be offered as a replacement to your existing policy with Empire Insurance Group.

Due to a series of ratings downgrades which will make us an unacceptable insurer to most mortgage lenders, financial losses, and a large number of customer complaints, Empire has made the decision to no longer accept new business or renew existing business. Tower has agreed to provide this replacement coverage to our customers who have an existing policy with Empire. We believe this is the best way to minimize disruption in the insurance market and inconvenience to you.

Our goal, as your insurance provider, is to give you the opportunity to maintain protection from financial loss. The new policy will provide similar coverage to that provided under your previous policy with Empire Insurance Group. The premium charged for your new policy will also reflect a rate increase previously filed by Empire with New York Department of Insurance.

Your Agent

You have the same insurance agent. Empire and Tower believe that your insurance needs are best served by an independent businessperson in your community. As an insurance professional, your agent's first concern is proper insurance protection for you and your family. Upon receipt of your policy we encourage you to review the new terms and conditions with your agent.

Continuity of Coverage

We are pleased to announce Tower's agreement to provide continued insurance coverage to you, so that you are not affected and your coverage is not interrupted by Empire's decisions regarding its future.

However, New York state law requires us to make an offer of renewal to you in the Empire Insurance Group for a statutory period, which in your case is one to two years. If you wish to learn more about this right, please contact your agent. If your agent is unavailable, you may contact us directly at (718)422 4000.

Thank you for your patronage as an Empire customer.

Cordially,

Rocco Nittoli
Chief Operating Officer

Personal Lines (Schedule A Policies and Schedule C Policies)
Letter #2: Year 1 and Year 2 Policyholders: Other than TOP

(Address and Policy Number)


Dear Policyholder:

Introducing Tower Insurance Company of New York

Shortly, you will be receiving a new insurance policy from Tower
Insurance Company of New York. Your new policy will be offered as a replacement to your existing policy with Empire Insurance Group.

Due to a series of ratings downgrades which will make us an unacceptable insurer to most mortgage lenders, financial losses, and a large number of customer complaints, Empire has made the decision to no longer accept new business or renew existing business. Tower has agreed to provide this replacement coverage to our customers who have an existing policy with Empire. We believe this is the best way to minimize disruption in the insurance market and inconvenience to you.

Our goal, as your insurance provider, is to give you the opportunity to maintain protection from financial loss. The new policy duplicates the coverages provided under your previous policy with Empire Insurance Group. The premium charged for your new policy should be the same or lower as the premium charged for your current policy.

Your Agent

You have the same insurance agent. Empire and Tower believe that your insurance needs are best served by an independent businessperson in your community. As an insurance professional, your agent's first concern is proper insurance protection for you and your family.

Continuity of Coverage

We are pleased to announce Tower's agreement to provide continued insurance coverage to you, so that you are not affected and your coverage is not interrupted by Empire's decisions regarding its future.

However, New York state law requires us to make an offer of renewal to you in the Empire Insurance Group for a statutory period, which in your case is one to two years. If you wish to learn more about this right, please contact your agent. If your agent is unavailable, you may contact us directly at (718)422 4000.

Thank you for your patronage as an Empire customer.

Cordially,

Rocco Nittoli
Chief Operating Officer

Personal Lines (Schedule A Policies and Schedule C Policies)
Letter #3: Year 3 Policyholders: TOP

(Address and Policy Number)



Dear Policyholder:

Introducing Tower Insurance Company of New York

Shortly, you will be receiving a new insurance policy from Tower
Insurance Company of New York. Your new policy will be offered as a replacement to your existing policy with Empire Insurance Group.

Due to a series of ratings downgrades which will make us an unacceptable insurer to most mortgage lenders, financial losses, and a large number of customer complaints, Empire has made the decision to no longer accept new business or renew existing business. Tower has agreed to provide this replacement coverage to our customers who have an existing policy with Empire. We believe this is the best way to minimize disruption in the insurance market and inconvenience to you.

Our goal, as your insurance provider, is to give you the opportunity to maintain protection from financial loss. The new policy will provide similar coverage to that provided under your previous policy with Empire Insurance Group. The premium charged for your new policy will also reflect a rate increase previously filed by Empire with New York Department of Insurance.

Your Agent

You have the same insurance agent. Empire and Tower believe that your insurance needs are best served by an independent businessperson in your community. As an insurance professional, your agent's first concern is proper insurance protection for you and your family. Upon receipt of your policy we encourage you to review the new terms and conditions with your agent.

Continuity of Coverage

We are pleased to announce Tower's agreement to provide continued insurance coverage to you, so that you are not affected and your coverage is not interrupted by Empire's decisions regarding its future. If you have any questions, please contact your agent. If your agent is unavailable, you may contact us directly at(718)422-4000.

Thank you for your patronage as an Empire customer.

Cordially,

Rocco Nittoli
Chief Operating Officer

Personal Lines (Schedule A Policies and Schedule C Policies)
Letter #4: Year 3 Policyholders: Other than TOP

(Address and Policy Number)


Dear Policyholder:

Introducing Tower Insurance Company of New York

Shortly, you will be receiving a new insurance policy from Tower
Insurance Company of New York. Your new policy will be offered as a replacement to your existing policy with Empire Insurance Group.

Due to a series of ratings downgrades which will make us an unacceptable insurer to most mortgage lenders, financial losses, and a large number of customer complaints, Empire has made the decision to no longer accept new business or renew existing business. Tower has agreed to provide this replacement coverage to our customers who have an existing policy with Empire. We believe this is the best way to minimize disruption in the insurance market and inconvenience to you.

Our goal, as your insurance provider, is to give you the opportunity to maintain protection from financial loss. The new policy duplicates the coverages provided under your previous policy with Empire Insurance Group. The premium charged for your new policy should be the same or lower as the premium charged for your current policy for the same coverages.

Your Agent

You have the same insurance agent. Empire and Tower believe that your insurance needs are best served by an independent businessperson in your community. As an insurance professional, your agent's first concern is proper insurance protection for you and your family.

Continuity of Coverage

We are pleased to announce Tower's agreement to provide continued insurance coverage to you, so that you are not affected and your coverage is not interrupted by Empire's decisions regarding its future. If you have any questions, please contact your agent. If your agent is unavailable, you may contact us directly at (718)422 4000.

Thank you for your patronage as an Empire customer.

Cordially,

Rocco Nittoli
Chief Operating Officer

Commercial Lines (Schedule B Policies)
Letter #5: All Schedule B Policies

(Address and Policy Number)


Dear Policyholder:

Effective March 1, 2001, Empire Insurance Company, Allcity Insurance Company and Centurion Insurance Company, (collectively referred to as "Empire Group") are no longer accepting new insurance applications and will begin non-renewing existing policies effective May 15, 2001.

Accordingly, please find enclosed a non-renewal notice for your policy with the Empire Group. Our goal, as your insurance provider, is to give you the opportunity to maintain protection from financial loss. As such, we are pleased to announce our agreement with Tower Insurance Company of New York ("Tower Insurance") and Tower Risk Management Corp. ("TRM") to provide continuous coverage for those policies that meet their underwriting and pricing guidelines.

Tower Insurance is a property and casualty insurance company in New York with a "B+" rating from A.M. Best. TRM is a managing general agency located in New York City that provides underwriting and claims services on behalf of Diamond State Insurance Company rated "A+" by A.M. Best, State National Insurance Company, rated "A" by A. M. Best and Legion Insurance Company rated "A-" by A.M. Best. Tower Insurance and TRM are both owned by Tower Group Companies, an insurance holding company, with headquarters at 120 Broadway, New York, New York.

Tower Insurance and TRM are evaluating your current policy history, and you may receive a new policy within thirty days of your policy expiration date. Upon receipt of the policy, we encourage you to review the new terms and conditions with your insurance agent. If you do not receive a policy from Tower Group, please contact your agent for assistance. As an insurance professional, your agent's primary concern is proper insurance protection for your business. He or she is aware of the Empire Group's agreement with Tower Insurance and TRM and is available to respond to your questions.

Thank you for your patronage as an Empire customer.

Very truly yours,


Rocco Nittoli
Chief Operating Officer

LETTER #6 TO ALL PRODUCERS

February 28, 2001

To Our Producers:

Last December, upon announcing Empire's exit from auto lines, we expressed our desire and intention to continue to write Homeowners, Fire, and remaining commercial lines insurance (TOP, CPP, and Workers' Compensation). This has proven a greater challenge than anticipated. Soon after sending our December letter, Standard & Poors issued a ratings downgrade to "BB-" and other rating agencies began their respective reviews. As you are aware, this raises questions about our ability to insure most property with a mortgage. Furthermore, agents were understandably disappointed with our announcement, and to make matters worse fourth quarter loss development was quite severe. All indications suggested that we were no longer in a position to ask you to send us your profitable business.

Effective immediately, Empire Insurance Company, Allcity Insurance Company and Centurion Insurance Company will no longer accept new applications or binders for any lines except Homeowners pending New York Insurance Department approval of Empire's plan for withdrawal from that line. Existing policies will be non-renewed or canceled in accordance with New York insurance law. If you have a pending binder or application that you bound within five (5) business days of the date of this letter we will consider it under current underwriting guidelines. New business processing and inquiry functions will no longer be available through ACE (Agency Connection to Empire) software after March 31, 2001. The Empireinsurance.com website will remain accessible to you.

Now, for a piece of good news. We promised in December to do our best to find a buyer for as many of our lines as possible. We have finalized an agreement with the Tower Insurance Company of New York and Tower Risk Management whereby they have committed to serve as the replacement carriers for Empire's personal lines (other than auto) and for many of our commercial lines. Details of this agreement are included as an attachment to this letter. Clearly, this is the best way to minimize market disruption and any inconvenience to you and your insureds. We are working closely with the Insurance Department and Tower to make this transition as seamless as possible. We expect to be successful.

We have filed plans of orderly withdrawal for all of our lines of business where such plans are required. We have met with the Insurance Department, so they are fully aware of the actions we are taking.

The steps required to exit lines of business have been time consuming and expensive. Part of the reason we have been slow to explain our plans - aside from the obvious reason that we have been wrestling to determine what we should do - is the desire to keep the Insurance Department informed and to avoid issuing announcements that would needlessly damage the policyholder surplus, the company, our shareholders, our agents or our insureds. We needed to be careful, even if it meant aggravating some of our agents. We apologize for not being able to communicate with you earlier. We have been told by a number of other carriers that they are watching the treatment we receive from agents as well as regulators with great interest. I hope all of us can concentrate on finding the most productive and fair course of action possible.

As part of our commitment to honor our claims obligations, we are strengthening our claim operation. Among other benefits, this action will result in more efficient claims handling and a more aggressive approach to fighting fraud.

Will we be able or inclined to reemerge in the New York market some day? We hope so. Meanwhile, we are able to offer some mitigation of market disruption through our agreement with Tower.

We are mindful of the hardship and aggravation these decisions may cause you. These are not moves we have made lightly. We apologize for any inconvenience these actions may cause to your organization or to your insureds.

Cordially,


H.E. Scruggs
President & CEO



Attachment: Summary Agreement with Tower Insurance Company of New York

SUMMARY OF EMPIRE AGREEMENT WITH
TOWER INSURANCE COMPANY OF NEW YORK

To minimize disruption to our policyholders, to the insurance marketplace and to our producers, Empire has reached an agreement with Tower Insurance Company of New York ("Tower Insurance") and Tower Risk Management ("TRM") to provide replacement coverage effective May 15, 2001 for certain non-auto related commercial lines products and effective on or before August 1, 2001 for certain non-auto related personal lines products. Tower and TRM have also agreed to provide producer appointment for all of Empire's producers for the aforementioned personal lines renewal business and to other Empire producers for new business who meet their producer appointment guidelines.

Tower Insurance is a property and casualty insurance company admitted in New York with a "B+" rating from A.M. Best. TRM is a managing general agency located in New York City that provides underwriting and claims services on behalf of Diamond State Insurance Company and United National Insurance Company, both rated "A+" by A.M. Best, State National Insurance Company, rated "A" by A. M. Best and Legion Insurance Company and Legion Indemnity Company, both rated "A-" by A.M. Best. Tower Insurance and
TRM are both owned by Tower Group Companies, an insurance holding company, with its headquarters at 120 Broadway, New York, New York.

You will be receiving, a letter from Tower Group Companies outlining their procedure for replacing the renewal policies for the following products:

1.	Personal Lines:  Homeowners, Dwelling Fire and Owner and Non-owner-
Occupied 3 & 4 family dwelling TOP policies, Personal Umbrella, Personal Insurance Coverage. This agreement is subject to the approval of the New York Insurance Department.

2.	Commercial Lines:  TOP policies with commercial insurance coverage,
CPP, mono-line commercial fire, commercial umbrella, workers compensation policies. Tower will individually underwrite these risks subject to their underwriting and pricing guidelines.

Please refer to the letter from Tower Group Companies to provide you with further guidance on the replacement procedure. We will also send a letter to the policyholders, in a form approved by the New York Insurance Department, outlining our decision to exit from the lines of business described above and our agreement with Tower Insurance and TRM.

Representatives from Tower Insurance and TRM will be in contact with you shortly to make the appropriate arrangements and to provide you with specific details.

Thank you for your cooperation and courtesy.

Transferees' Letters to Business Customers and Producers


Producer A
February 27, 2001




Re:	Transfer of business from Empire Insurance Company, Allcity
Insurance Company and Centurion Insurance Company (collectively referred to as "Empire Group") to Tower Insurance Company of New York ("Tower Insurance') and Tower Risk Management Corp. ("TRM")

Dear Producer:

We are pleased to announce that our subsidiary companies, Tower Insurance and TRM, have entered into an agreement with Empire Group to replace Empire Group's renewal policies in the manner described below. You will receive a letter from Empire Group confirming this agreement with us.

In accordance with our agreement with Empire and with the attached Transfer Schedule, we have agreed to replace the policies in force with Empire at their expiration dates in the manner set forth below:

1.	Personal lines business:

a.	Applicable to Homeowners, Dwelling Fire and Owner-Occupied 3 & 4
family dwelling TOP policies:

Tower Insurance will provide replacement coverage on substantially all of these products at similar rates and forms to those previously offered by Empire. Owner occupied 3 and 4 dwelling rates will reflect a rate increase previously filed by Empire due to unfavorable loss experience.

b.	Applicable to Personal Umbrella, Personal Insurance Coverage (PIC)
and Non-Owner Occupied 3 & 4 Dwelling Policies:

Tower Insurance will provide replacement coverage for those products that Empire cannot non-renew in accordance with applicable New York Cancellation/Non-Renewal laws. The rates and forms for personal umbrella and PIC coverages offered by Tower would be similar to those previously offered by Empire. Non-owner occupied 3 and 4 dwelling rates will reflect a rate increase previously filed by Empire due to unfavorable loss experience.

Replacement policies will be mailed in accordance with our normal renewal processing service standards for all personal lines business that is not non-renewed. Generally, policies are mailed at least forty-five (45) days prior to the expiration date.

2.	Commercial Lines Business (TOP policies with commercial insurance coverage, CPP, mono-line commercial fire, commercial umbrella, and workers compensation policies):

Tower Insurance and Tower Risk Management will provide replacement coverage on this business subject to our underwriting and pricing guidelines, which may include changes in terms and conditions for certain policyholders. Although we anticipate that we will offer replacement coverage to a significant portion of Commercial Lines Policyholders, we will individually underwrite these risks. For this reason, Empire will non-renew all Commercial Lines Policies in accordance with State Cancellation/Non-Renewal laws. The non-renewal notice will be sent along with a letter to the policyholders stating that Tower and TRM will offer replacement policies based upon our underwriting and pricing guidelines.
We will mail those policies that we agree to replace in accordance with our normal renewal processing service standards. Generally, renewal policies are mailed thirty to sixty (30-60) days prior to the expiration date of the policy. In addition, to further assist you with this transfer process, beginning with Empire's June renewal policies, we will send you a monthly list providing you with the status of your Empire renewal policies.

Any products not mentioned in this letter will either be non-renewed or addressed in the manner described by Empire Group through its own correspondence to you.

In addition to the replacement of the Empire Group's renewal policies as outlined above, effective immediately, we will accept any new business submissions for Personal Line Business described in paragraph 1.a. and Commercial Line Business described in paragraph 2. above that you have been previously submitting to Empire. Furthermore, in an effort to minimize market disruption, we will also waive our right to cancel during the first (60) days of the effective date for any reason and limit our right of cancellation only for statutory reasons. Please refer to the attached schedule for specific guidance on rate, coverage and billing for each product included as Personal and Commercial Lines Business. Finally, we agree to pay the commission presently in force between Empire Group and you for Personal Lines renewal business described above for a period of twelve (12) months excluding any contingency or profit-sharing agreements. Thereafter, we agree to pay the commission based on the commission schedule annexed to your Brokerage Agreement with us. Commercial Lines business described above will also be paid in accordance with your existing Brokerage Agreement with us.

If you agree with the transfer process outlined above, we would like you to sign below to acknowledge your agreement and return this letter on or before March 15, 2001. If you do not accept the terms of the transfer process, we will offer replacement policies directly to the policyholders for Personal and Commercial Lines Business, as we are required to do so pursuant to the terms of our agreement with Empire Group.

Our Business Development personnel and underwriters will be in contact with you shortly to review the content of this letter and answer any questions that you may have about the transfer process, our company and any other related subject matter. Should you have any questions prior to us contacting you, please feel free to contact our Business Development personnel mentioned below.

Contact Person	Tel. #	E-Mail
Helen Lee, Senior Vice President, Business Development
212-655-2015 hlee@twrgrp.com

Paul Russo, Assistant Vice President, Business Development
212-655-2088 prusso@twrgrp.com

Patricia Browne, Business Development Representative
212-655-2013 pbrowne@twrgrp.com

Angelo Miele, Business Development Representative
212-655-2042 amiele@twrgrp.com

Veronica Ferreira, Business Development Coordinator
212-655-2154	vferreira@twrgrp.com

We look forward to working closely with you to make this transfer process a success.

Very truly yours,



Michael H. Lee
President

Accepted and Agreed to this
______ day of _____________, 2001

_______________________________________________
Name of Broker

By:  ___________________________________________

Producer B
February 27, 2001




Re:	Transfer of business from Empire Insurance Company, Allcity Insurance
Company and Centurion Insurance Company (collectively referred to as
"Empire Group") to Tower Insurance Company of New York ("Tower Insurance") and Tower Risk Management Corp. ("TRM")

Dear Producer:

We are pleased to announce that our subsidiary companies, Tower Insurance and TRM, have entered into an agreement with Empire Group to replace Empire Group's renewal policies in the manner described below. You will receive a letter from Empire Group confirming this agreement with us.

Tower Insurance is a property and casualty insurance company admitted in New York with a "B+" rating from A.M. Best. TRM is a managing general agency located in New York City that provides underwriting and claims services on behalf of Diamond State Insurance Company and United National Insurance Company, both rated "A+" by A.M. Best, State National Insurance Company, rated "A" by A. M. Best and Legion Insurance Company and Legion Indemnity Company, both rated "A-" by A.M. Best. Tower and TRM are both owned by Tower Group Companies, an insurance holding company, with its headquarters in downtown New York City at 120 Broadway, New York, N.Y.
We have enclosed a brochure with this letter to provide you with information on our organization.

In accordance with our agreement with Empire and with the attached Transfer Schedule, we have agreed to replace the policies in force with Empire at their expiration dates in the manner set forth below:

1.	Personal lines business:

a.	Applicable to Homeowners, Dwelling Fire and Owner-Occupied 3 & 4
family dwelling TOP policies:

Tower Insurance will provide replacement coverage on substantially all of these products at similar rates and forms to those previously offered by Empire. Owner occupied 3 and 4 dwelling rates will reflect a rate increase previously filed by Empire due to unfavorable loss experience.

b.	Applicable to Personal Umbrella, Personal Insurance Coverage (PIC)
and Non-Owner Occupied 3 & 4 Dwelling Policies:

Tower Insurance will provide replacement coverage for those products that Empire cannot non-renew in accordance with the applicable New York Cancellation/Non-Renewal laws. The rates and forms for personal umbrella and PIC coverages offered by Tower would be similar to those previously offered by Empire. Non-owner occupied 3 and 4 dwelling rates will reflect a rate increase previously filed by Empire due to unfavorable loss experience.

Replacement policies will be mailed in accordance with our normal renewal processing service standards for all personal lines business that is not non-renewed. Generally policies are mailed at least forty-five (45) days prior to the expiration date.

2.	Commercial Lines Business (TOP policies with commercial insurance coverage, CPP, mono-line commercial fire, commercial umbrella, and workers compensation policies):

Tower Insurance and Tower Risk Management will provide replacement coverage on this business subject to our underwriting and pricing guidelines, which may include changes in terms and conditions for certain policyholders. Although we anticipate that we will offer replacement coverage to a significant portion of Commercial Lines Policyholders, we will individually underwrite these risks. For this reason, Empire will non-renew all Commercial Lines Policies in accordance with State Cancellation/Non-Renewal laws. The non-renewal notice will be sent along with a letter to the policyholders stating that Tower and TRM will offer replacement policies based upon our underwriting and pricing guidelines. We will mail those policies that we agree to replace in accordance with our normal renewal processing service standards. Generally, renewal policies are mailed thirty to sixty (30-60) days prior to the expiration date of the policy. In addition, to further assist you with this transfer process, beginning with Empire's June renewal policies, we will send you a monthly list providing you with the status of your Empire renewal policies.

Any products not mentioned in this letter will either be non-renewed or addressed in the manner described by Empire Group through its own correspondence to you.

In an effort to minimize market disruption, we will also waive our right to cancel during the first (60) days of the effective date for any reason and limit our right of cancellation only for statutory reasons. Please refer to the attached schedule for specific guidance on rate, coverage and billing for each product included as Personal and Commercial Lines Business. Finally, we agree to pay the commission presently in force between Empire Group and you for Personal Lines renewal business described above for a period of twelve (12) months excluding any contingency or profit-sharing agreements. Thereafter, we agree to pay the commission based on the commission schedule annexed to your Brokerage Agreement with us. Commercial Lines business described above will also be paid in accordance with the Commission Schedule annexed to your Brokerage Agreement.

In order to replace the Personal and Commercial Lines business described above you must be appointed as a producer for Tower Insurance and Tower Risk Management. For this reason, we are enclosing our producer questionnaire and brokerage agreement for your review. In addition to the replacement of the Empire's renewal policies, your Brokerage Agreement also authorizes you to place new business for Personal Lines Business described in paragraph 1a and Commercial Lines Business described in paragraph 2 above. If you agree with the transfer process outlined above, we would like you to sign below to acknowledge your agreement and return this letter along with the completed questionnaire and executed brokerage agreement on or before March 15, 2001. If you do not accept the terms of the transfer process, we will offer replacement policies directly to the policyholders for Personal Lines Business as we are required to do so pursuant to the terms of our agreement with Empire Group.

Our Business Development personnel and underwriters will be in contact with you shortly to review the content of this letter and answer any questions that you may have about the transfer process, our company and any other related subject matter. Should you have any questions prior to us contacting you, please feel free to contact our Business Development personnel mentioned below.

Contact Person	Tel. #	E-Mail
Helen Lee, Senior Vice President, Business Development
212-655-2015  hlee@twrgrp.com

Paul Russo, Assistant Vice President, Business Development
212-655-2088  prusso@twrgrp.com

Patricia Browne, Business Development Representative
212-655-2013  pbrowne@twrgrp.com

Angelo Miele, Business Development Representative
212-655-2042  amiele@twrgrp.com

Veronica Ferreira, Business Development Coordinator
212-655-2154  vferreira@twrgrp.com



We look forward to working closely with you to make this transfer process a success.

Very truly yours,



Michael H. Lee
President



Accepted and Agreed to this
______ day of _____________, 2001


_______________________________________________
Name of Broker

By:  ___________________________________________

Producer C
February 27, 2001




Re:	Transfer of business from Empire Insurance Company, Allcity
Insurance Company and Centurion Insurance Company (collectively referred to as "Empire Group") to Tower Insurance Company of New York ("Tower Insurance") and Tower Risk Management Corp. ("TRM")

Dear Producer:

We are pleased to announce that our subsidiary companies, Tower Insurance and TRM, have entered into an agreement with Empire Group to replace Empire Group's renewal policies in the manner described below. You will receive a letter from Empire Group confirming this agreement with us.

Tower Insurance is a property and casualty insurance company admitted in New York with a "B+" rating from A.M. Best. TRM is a managing general agency located in New York City that provides underwriting and claims services on behalf of Diamond State Insurance Company and United National Insurance Company, both rated "A+" by A.M. Best, State National Insurance Company, rated "A" by A. M. Best and Legion Insurance Company and Legion Indemnity Company, both rated "A-" by A.M. Best. Tower and TRM are both owned by Tower Group Companies, an insurance holding company, with its headquarters in downtown New York City at 120 Broadway, New York, N.Y.
We have enclosed a brochure with this letter to provide you with information on our organization.

In accordance with our agreement with Empire and with the attached Transfer Schedule, we have agreed to replace the policies in force with Empire at their expiration dates in the manner set forth below:

1.	Personal lines business:

a.	Applicable to Homeowners, Dwelling Fire and Owner-Occupied 3 & 4
family dwelling TOP policies:

Tower Insurance will provide replacement coverage on substantially all of these products at similar rates and forms to those previously offered by Empire. Owner occupied 3 and 4 dwelling rates will reflect a rate increase previously filed by Empire due to unfavorable loss experience.

b.	Applicable to Personal Umbrella, Personal Insurance Coverage (PIC)
and Non-Owner Occupied 3 & 4 Dwelling Policies:

Tower Insurance will provide replacement coverage for those products that Empire cannot non-renew in accordance with the applicable New York Cancellation/Non-Renewal laws. The rates and forms for personal umbrella and PIC coverages offered by Tower would be similar to those previously offered by Empire. Non-owner occupied 3 and 4 dwelling rates will reflect a rate increase previously filed by Empire due to unfavorable loss experience.

Replacement policies will be mailed in accordance with our normal renewal processing service standards for all personal lines business that is not non-renewed. Generally policies are mailed at least forty-five (45) days prior to the expiration date.

2.	Commercial Lines Business (TOP policies with commercial insurance coverage, CPP, mono-line commercial fire, commercial umbrella, and workers compensation policies):

Tower Insurance and Tower Risk Management will provide replacement coverage on this business subject to our underwriting and pricing guidelines, which may include changes in terms and conditions for certain policyholders. Although we anticipate that we will offer replacement coverage to a significant portion of Commercial Lines Policyholders, we will individually underwrite these risks. For this reason, Empire will non-renew all Commercial Lines Policies in accordance with State Cancellation/Non-Renewal laws. The non-renewal notice will be sent along with a letter to the policyholders stating that Tower and TRM will offer replacement policies based upon our underwriting and pricing guidelines.
We will mail those policies that we agree to replace in accordance with our normal renewal processing service standards. Generally, renewal policies are mailed thirty to sixty (30-60) days prior to the expiration date of the policy. In addition, to further assist you with this transfer process, beginning with Empire's June renewal policies, we will send you a monthly list providing you with the status of your Empire renewal policies.

Any products not mentioned in this letter will either be non-renewed or addressed in the manner described by Empire Group through its own correspondence to you.

In an effort to minimize market disruption, we will also waive our right to cancel during the first (60) days of the effective date for any reason and limit our right of cancellation only for statutory reasons. Please refer to the attached schedule for specific guidance on rate, coverage and billing for each product included as Personal and Commercial Lines Business. Finally, we agree to pay the commission presently in force between Empire Group and you for Personal Lines renewal business described above for a period of twelve (12) months excluding any contingency or profit-sharing agreements. Thereafter, we agree to pay the commission based on the commission schedule annexed to your Brokerage Agreement with us. Commercial Lines business described above will also be paid in accordance with the Commission Schedule annexed to your Brokerage Agreement.

In order to replace the Personal and Commercial Lines business described above you must be appointed as a producer for Tower Insurance and Tower Risk Management. For this reason, we are enclosing our producer questionnaire and brokerage agreement for your review. Upon our receipt of the completed questionnaire, we will consider expanding your authority to include writing new business with us. If you agree with the transfer process outlined above, we would like you to sign below to acknowledge your agreement and return this letter along with the completed questionnaire and executed brokerage agreement on or before March 15, 2001. If you do not accept the terms of the transfer process, we will offer replacement policies directly to the policyholders for Personal Lines Business, as we are required to do so pursuant to the terms of our agreement with Empire Group.

Our Business Development personnel and underwriters will be in contact with you shortly to review the content of this letter and answer any questions that you may have about the transfer process, our company and any other related subject matter. Should you have any questions prior to us contacting you, please feel free to contact our Business Development personnel mentioned below.

Contact Person	Tel. #	E-Mail
Helen Lee, Senior Vice President, Business Development
212-655-2015  hlee@twrgrp.com

Paul Russo, Assistant Vice President, Business Development
212-655-2088  prusso@twrgrp.com

Patricia Browne, Business Development Representative
212-655-2013  pbrowne@twrgrp.com

Angelo Miele, Business Development Representative
212-655-2042  amiele@twrgrp.com

Veronica Ferreira, Business Development Coordinator
212-655-2154  vferreira@twrgrp.com

We look forward to working closely with you to make this transfer process a success.

Very truly yours,



Michael H. Lee
President



Accepted and Agreed to this
______ day of _____________, 2001


_______________________________________________
Name of Broker

By:  ___________________________________________

Schedule 5.10(a)
Employees


The following individuals may be interviewed for eventual positions with Transferees. Some may be released to Transferees immediately, others as business winds down at Transferors. In all cases, Transferees will obtain permission from Transferors before making an offer to a specific individual.

Name			Area of Responsibility		Position
Christina Lin	CPP and WC				Underwriter
Jackie Goeller 	CPP and WC				Underwriter
Joe Cicale		CPP and WC				Marketing
John Sikorski	CPP and TOP				Loss Control Manager
Maryann Oles	Commercial Lines			Clerical
Tom McNamara	Commercial Auto			Underwriting Manager
Mohammad Sarif	Commercial Auto			Underwriter
Luisa Scotti	Commercial Lines			Audit
Silvia Rivera	Statutory Auto			Underwriter
Cathy Isacson	Statutory Auto			Underwriting Manager
Laura Chiodini	Homeowners				Underwriter
Ethel McNeal	Homeowners				Underwriter
Samuel DelValle	Homeowners				Underwriter
Luann Smith		Homeowners				Underwriter
Lisa Richardson	Homeowners				Assistant Underwriter
Denise McCollin	Homeowners				Assistant Underwriter
Lettisha Teasley	Homeowners				Assistant Underwriter
Melinda McCall	Homeowners				Assistant Underwriter
Anna Guzman		Homeowners				Clerical
Pam Ballier		TOP					Underwriter
Maureen Coleman	TOP					Underwriter
Lemene Vilfort	TOP					Underwriter


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